Exhibit 10.3

EXECUTION COPY NY 72934447v9 NEFF HOLDINGS LLC AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT confidential confidential

-i- NY 72934447v9 TABLE OF CONTENTS Page Article 1 DEFINITIONS 2 1.1 Certain Definitions 2 1.2 Rules of Construction 10 Article 2 GENERAL 10 2.1 Continuation of the Company; Limited Liability Company Agreement; Resignation of Managing Member 10 2.2 Name 11 2.3 Term 11 2.4 Business Offices 11 2.5 Registered Office and Agent 11 2.6 Qualification in Other Jurisdictions 11 2.7 No State-Law Partnership 11 Article 3 PURPOSE OF THE BUSINESS 12 Article 4 MEMBERS; MEETINGS 12 4.1 Members 12 4.2 Substituted Members and Additional Members 12 4.3 Member Meetings. 13 4.4 Authority of the Members. 15 4.5 Limitation on Liability 16 Article 5 CAPITAL STRUCTURE 16 5.1 Units 16 5.2 Issuance of Units 16 5.3 Certificated Units 18 5.4 Voting Rights. 18 5.5 Record 19 5.6 No Appraisal Rights 19 5.7 Lost, Destroyed or Mutilated Certificates 19 Article 6 MANAGEMENT; OPERATION OF THE COMPANY BUSINESS 19 6.1 Management of the Company 19 6.2 Board 20 6.3 Regular Meetings 20 6.4 Special Meetings 20 6.5 Place of Meetings 20 6.6 Notice of Meetings 20 confidential confidential

-ii- NY 72934447v9 6.7 Meetings by Remote Communication 20 6.8 Quorum; Acts of Managers 20 6.9 Organization, Agenda and Procedures 21 6.10 Waiver of Notice 21 6.11 Managers’ Action By Written Consent 21 6.12 Removal 22 6.13 Resignation 22 6.14 Vacancies 22 6.15 Committees 22 6.16 Compensation of Managers 22 Article 7 OFFICERS; POWERS OF OFFICERS. 22 7.1 Election and Tenure 22 7.2 Resignation, Removal and Vacancies 23 7.3 Chairman 23 7.4 Chief Executive Officer 23 7.5 Chief Financial Officer 23 7.6 Vice Presidents 23 7.7 Secretary 24 7.8 Treasurer 24 7.9 Assistant Secretaries and Assistant Treasurers 24 7.10 Salaries 24 7.11 Borrowing 24 7.12 Checks and Endorsements 25 7.13 Deposits 25 7.14 Proxies 25 Article 8 EXCULPATION AND INDEMNIFICATION 25 8.1 Exculpation. 25 8.2 Indemnification. 26 8.3 No Member Liability 28 8.4 Settlements 28 8.5 Business Opportunities 28 8.6 Subrogation 30 8.7 Amendments 30 Article 9 TRANSFERS 30 9.1 Restrictions on Transfers. 30 9.2 Notice of Transfer 32 9.3 Legend on Certificates. 32 9.4 Transfer Agents and Registrars; Regulations 34 9.5 Termination of Transfer Restrictions Upon Qualified Public Offering 34 9.6 Drag-Along Transactions 34 9.7 Tag-Along Transactions 37 confidential confidential

-iii- NY 72934447v9 9.8 Appointment of Purchaser Representative 39 9.9 Merger or Consolidation 40 Article 10 FISCAL YEAR; BOOKS OF ACCOUNT; REPORTS 40 10.1 Fiscal Year 40 10.2 Books and Records 40 10.3 Tax Information 40 10.4 Tax Elections and Accounting 40 10.5 Tax Matters Member 40 10.6 Required Records 41 10.7 Audits of Books and Accounts 41 Article 11 CAPITAL 41 11.1 Capital Contributions 41 11.2 No Right to Return of Contribution 42 11.3 Additional Capital Contributions 42 11.4 Loans to the Company; No Interest on Capital 43 11.5 Creditor’s Interest in the Company 43 11.6 Capital Accounts 44 11.7 Return of Capital 45 Article 12 ALLOCATION OF PROFITS AND LOSSES 45 12.1 Profits and Losses 45 12.2 Special Allocations. 45 12.3 Curative Allocations 47 12.4 Limitation on Allocation of Losses 47 12.5 Other Allocation Rules. 47 12.6 Tax Allocations: Code Section 704(c) 48 Article 13 DISTRIBUTIONS 48 13.1 Distributions. 48 13.2 Limitations on Distributions 49 13.3 No Other Distributions 49 13.4 Withholding Tax 49 Article 14 WITHDRAWALS; ACTION FOR PARTITION 50 14.1 Waiver of Partition 50 14.2 Covenant Not to Withdraw or Dissolve 50 Article 15 DISSOLUTION AND LIQUIDATION 50 15.1 Events Causing Dissolution 50 15.2 Liquidation and Winding Up 50 confidential confidential

-iv- NY 72934447v9 15.3 No Deficit Restoration Obligation 51 Article 16 AMENDMENTS 51 16.1 Amendments 51 Article 17 REPRESENTATIONS AND WARRANTIES OF THE MEMBERS 51 17.1 Representations and Warranties of the Members 51 Article 18 MISCELLANEOUS 54 18.1 Entire Agreement 54 18.2 Counterparts 54 18.3 Termination 54 18.4 Severability 54 18.5 Successors and Assigns 54 18.6 Notices 54 18.7 Headings 55 18.8 GOVERNING LAW 55 18.9 No Third Party Beneficiaries 55 18.10 Deemed Execution; Effective Date 55 18.11 Additional Actions and Documents 56 18.12 Injunctive Relief 56 18.13 Assignment 56 18.14 Ratification of Prior Resolutions and Consents 56 Article 19 CONFIDENTIALITY 56 19.1 Confidentiality 56 19.2 Permitted Disclosure of Confidential Information. 57 19.3 United States Tax Confidentiality Waiver 58 Article 20 CORPORATE CONVERSION 58 20.1 Conversion to Corporate Entity 58 SCHEDULES AND EXHIBITS Schedule A Members Schedule B Initial Officers Exhibit A Form of Joinder Agreement Exhibit B Representation Letters confidential confidential

-v- NY 72934447v9 Exhibit C Transferee Confidentiality Agreement confidential confidential

NY 72934447v9 AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF NEFF HOLDINGS LLC This AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (as amended, supplemented, amended and restated or otherwise modified from time to time, together with all schedules, exhibits and annexes hereto, this “Agreement”) of Neff Holdings LLC (the “Company”), is made as of October 1, 2010, by and among (a) the Company and (b) the Persons listed on Schedule A attached hereto and any other Person who may become a party hereto by executing a Joinder Agreement (a “Joinder Agreement”) in the form of Exhibit A attached hereto (each, a “Member” and, collectively, the “Members”). WHEREAS, the Company was initially formed as a limited liability company with the name “Reorganized Neff, L.L.C.”, pursuant to and in accordance with the Delaware Limited Liability Company Act, Title 6 of the Delaware Code, Section 18-101, et seq. (as amended from time to time, the “Act”) by the filing of a Certificate of Formation of the Company (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Certificate of Formation”) with the Secretary of State of the State of Delaware pursuant to Section 18-201 of the Act on May 12, 2010; WHEREAS, the Company entered into a Limited Liability Company Agreement of the Company, dated as of September 22, 2010 (as amended, supplemented, amended and restated or otherwise modified to the date of this Agreement, together with all schedules, exhibits and annexes thereto, the “Initial LLC Agreement”), with the members of the Company parties thereto; WHEREAS, the Members and the Company desire to amend and restate the Initial LLC Agreement and to replace the Initial LLC Agreement in its entirety with this Agreement in order to provide for the conduct of the business and affairs of the Company and the rights and obligations of the Members with respect thereto; and WHEREAS, the Plan of Reorganization provides that each recipient of Units shall be bound by, and any Units or other securities of the Company to be received by such recipient shall be subject to, the terms of this Agreement, whether or not such recipient executes this Agreement. NOW, THEREFORE, in consideration of the mutual premises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows: confidential confidential

-2- NY 72934447v9 Article 1 DEFINITIONS 1.1 Certain Definitions. As used herein: “Adjusted Capital Account” means, with respect to any Member, the balance, if any, in such Member’s Capital Account as of the end of the relevant Allocation Year, after giving effect to the adjustments set forth herein and the following adjustments: (a) credit to such Capital Account any amounts which such Member is obligated to restore pursuant to the terms of this Agreement or is deemed to be obligated to restore pursuant to Treasury Regulations Section 1.704-1(b)(2)(ii)(c) or pursuant to the penultimate sentence of each of Treasury Regulations Sections 1.704-2(g)(1) and 1.704- 2(i)(5); and (b) debit to such Capital Account the items described in paragraphs (4), (5) and (6) of Treasury Regulations Section 1.704-1(b)(2)(ii)(d). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations to the extent relevant thereto and shall be interpreted consistently therewith. “Affiliate” means, with respect to any Person, any other Person that (either directly or indirectly) controls, is controlled by, or is under common control with the specified Person and shall also include (a) any Related Fund of such Person and (b) in the case of a specified Person who is an individual, any Family Member of such Person. The term “control” includes the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. “Allocation Year” means the Fiscal Year or any portion of the Fiscal Year for which the Company is required to allocate Profits, Losses, and other items of Company income, gain, loss, or deduction pursuant to Article 12. “Award Agreement” means any agreement, contract or other instrument or document (including, without limitation, any Unit Repurchase Agreement) evidencing or governing an award issued under the Management Equity Plan, including any award consisting of Class B Units or that is convertible, exercisable or exchangeable for or into Class B Units. “Bankruptcy Code” means chapter 11 of title 11 of the United States Code, as amended from time to time. “Business Day” means any day other than a day which is a Saturday, Sunday or legal holiday on which banks in the City of New York are authorized or obligated by law to close. “Capital Account” means the capital account maintained for each Member pursuant to Section 11.6, as the same may be credited or debited in accordance with the terms hereof. confidential confidential

-3- NY 72934447v9 “Capital Contribution” means, with respect to any Member, the amount of money and the initial Gross Asset Value of any property (other than money) contributed, or deemed contributed, by such Member to the Company (net of any liabilities secured by such property that the Company is considered to assume or take subject to under Code Section 752), including any initial capital contribution and Additional Capital Contributions of such Member. “Code” means the Internal Revenue Code of 1986, as amended. “Company Minimum Gain” means “partnership minimum gain” as set forth in Treasury Regulations Section 1.704-2(d). “Covered Person” means (a) any Member, (b) any Affiliate of a Member, (c) the Tax Matters Member and any Affiliate of the Tax Matters Member, (d) any Person serving or having served as a manager, a member of any committee of the Board or an officer of the Company, (e) any Person serving or having served as an employee, consultant, representative or agent of the Company or any of its Affiliates and (f) any Person who is or was a partner, shareholder, member, officer, director, manager, controlling person, employee, consultant, counsel, representative or agent of a Member or the Tax Matters Member or any Affiliate of a Member or the Tax Matters Member. “Debtors” means, collectively, Neff Corp., Neff Holdings LLC (not the Company), Neff Holdings Corp., Neff Rental LLC, Neff Finance Corp. and Neff Rental, Inc. “Depreciation” means, for each Allocation Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Allocation Year, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Allocation Year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Allocation Year bears to such beginning adjusted tax basis. If any asset shall have a zero adjusted basis for federal income tax purposes, Depreciation shall be determined utilizing any reasonable method determined by the Board. “Distribution” means any distribution by the Company to any Member (in its capacity as such), including distributions payable in cash, property or securities and including by means of distribution, redemption, repurchase or liquidation, except that none of the following shall be a Distribution: (a) any subdivision (by Unit split or otherwise) or any combination (by reverse Unit split or otherwise) of all outstanding Units of any class and (b) any repurchases by the Company of Units from a Member (including, without limitation, any repurchases by the Company of Units from a Management Holder following termination of his or her employment or service as a member of the Company’s management or the Board). “Entity” means any corporation, partnership, limited liability company, limited liability partnership, joint stock company, joint venture, estate, association, trust, unincorporated organization or association, business trust, tenancy in common or other legal entity. “Exchange Act” means the Securities Exchange Act of 1934, as amended. confidential confidential

-4- NY 72934447v9 “Executive Manager” means (a) any member of the Board (or any committee thereof) or (b) any member of any Subsidiary Governing Body, in any such case that is also an employee or officer of the Company or any of its Subsidiaries (other than the Chairman). “Family Member” means, with respect to any individual, (a) any Related Person of such individual or (b) any trust the sole beneficiaries of which are such individual or one or more of such individual’s Related Persons. “Fair Market Value” of Company property shall be determined as follows: (a)(i) marketable securities listed on any national securities exchange shall be valued at the last sales price on the date of valuation, and (ii) marketable securities traded on any over-the-counter market shall be valued at the last sales price on the date of valuation, or, if not available, at the mean between the last bid and asked prices on the date of valuation as reported by NASDAQ (with respect to securities quoted by NASDAQ) or by Pink Sheets LLC (with respect to other securities traded on any over-the-counter market) and (b) all other property, by determination of the Board in its reasonable discretion. “Gross Asset Value” means, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows: (a) The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross Fair Market Value of such asset; (b) The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross Fair Market Values as of the times set forth in Treasury Regulations Section 1.704-1(b)(2)(iv)(f)(5); provided, however, that adjustments pursuant to this paragraph (b) shall be made only if the Board determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members; (c) The Gross Asset Value of any Company asset distributed to a Member shall be the gross Fair Market Value of such asset on the date of distribution; (d) The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m) and Section 12.2(g); provided, however, that Gross Asset Values shall not be adjusted pursuant to this paragraph (d) to the extent the adjustment pursuant to paragraph (b) hereof is made in connection with the transaction that would otherwise result in an adjustment pursuant to this paragraph (d); and (e) If the Gross Asset Value of an asset has been determined or adjusted pursuant to paragraphs (a), (b), or (d), such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses. “Interest” means all or any part of a Member’s equity, ownership, profit or other right, title and interest in the Company in such Member’s capacity as a Member, including all of such confidential confidential

-5- NY 72934447v9 Member’s rights in Profits, Losses and Distributions and all of such Member’s rights under this Agreement. “Investment Company Act” means the Investment Company Act of 1940, as amended. “Liens” means any lien, encumbrance, claim, right, demand, charge, mortgage, deed of trust, option, pledge, security interest or similar interest, title defect, hypothecation, easement, right of way, restrictive covenant, encroachment, right of first refusal, preemptive right, judgment, conditional sale or other title retention agreement and all other impositions, imperfections, defects, limitations or restrictions of any nature or kind whatsoever. “Majority Members” means, at the time of determination, Members holding more than fifty percent (50%) of the then-issued and outstanding Class A Units as of such time, voting or consenting as a single class. “Management Equity Plan” means a management equity plan established by the Board to provide incentives to Management Holders in the form of Class B Units or awards convertible, exercisable or exchangeable for or into Class B Units, as may be amended, supplemented, amended and restated or otherwise modified from time to time. “Management Holders” means (a) members of the Board and (b) employees and prospective employees of the Company and its Subsidiaries selected by the Board (or any applicable committee thereof). “Member Nonrecourse Debt” means “partner nonrecourse debt” as set forth in Treasury Regulations Section 1.704-2(b)(4). “Member Nonrecourse Debt Minimum Gain” means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Treasury Regulations Sections 1.704-2(i)(2) and (3). “Member Nonrecourse Deductions” means “partner nonrecourse deductions” as set forth in Treasury Regulations Sections 1.704-2(i)(1) and (2). “Nonrecourse Deductions” has the meaning set forth in Treasury Regulations Sections 1.704-2(b)(1) and 1.704-2(c). “Nonrecourse Liability” has the meaning set forth in Treasury Regulations Section 1.704- 2(b)(3). “Permitted Transferee” means with respect to a Member, an Affiliate of such Member. “Person” means an individual, an Entity, a governmental body or political subdivision thereof, or other entity or group. “Plan of Reorganization” means the Debtors’ Second Amended Joint Plan Pursuant to Chapter 11 of the Bankruptcy Code filed with the United States Bankruptcy Court for the confidential confidential

-6- NY 72934447v9 Southern District of New York on August 19, 2010, as amended, supplemented or otherwise modified from time to time. “Price Per Unit” means the price for one (1) Class A Unit or other Interest as established by the Board in its reasonable discretion. “Profits” and “Losses” means, for each Allocation Year, an amount equal to the Company’s taxable income or loss for such Allocation Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments (without duplication): (a) any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition of “Profits” and “Losses” shall be added to such taxable income or loss; (b) any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition of “Profits” and “Losses,” shall be subtracted from such taxable income or loss; (c) in the event the Gross Asset Value of any Company asset is adjusted pursuant to paragraph (b) or paragraph (c) in the definition of “Gross Asset Value,” the amount of such adjustment shall be taken into account as gain or loss from the disposition of such Company asset for purposes of computing Profits or Losses; (d) gain or loss resulting from any disposition of Company property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value; (e) in lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Allocation Year, computed in accordance with the definition thereof; (f) to the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member’s Units, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Profits and Losses; and confidential confidential

-7- NY 72934447v9 (g) notwithstanding any other provision of this definition of “Profits” and “Losses,” any items that are specially allocated under this Agreement shall not be taken into account in computing Profits or Losses. “Qualified Public Offering” means the first underwritten public offering pursuant to an effective registration statement covering a sale of Units to the public that (a) results in Units being listed on a national securities exchange or quoted on the Nasdaq Stock Market, and (b) involves gross cash proceeds of at least $150 million. “Regulations” or “Treasury Regulations” means the income tax regulations promulgated under the Code as such regulations may be amended from time to time (including Temporary Regulations). “Related Fund” shall mean, with respect to any Person, any fund, account or investment vehicle that is controlled or managed by (a) such Person, (b) any controlled Affiliate of such Person or (c)(i) the same investment manager or advisor that controls or manages such Person or (ii) an investment manager or advisor under common control with the investment manager or advisor that controls or manages such Person. The term “control” includes the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. “Related Person” means, with respect to any individual, any of such individual’s parents, spouse, siblings, children and grandchildren. “Sale Transaction” means the bona fide sale, lease, Transfer, issuance or other disposition, in one transaction or a series of related transactions, of (x) all or substantially all of the consolidated assets of the Company and its Subsidiaries or (y) at least a majority of the thenissued and outstanding Class A Units to (in either case) any Person or group of related Persons (other than the Selling Members or any Affiliate thereof) (a “Third Party Purchaser”), whether directly or indirectly or by way of any merger, statutory share exchange, recapitalization, sale or issuance of equity, tender offer, reclassification, consolidation or other business combination transaction or purchase of beneficial ownership. “SEC” means the United States Securities and Exchange Commission. “Securities Act” means the Securities Act of 1933, as amended. “Subsidiary” means, with respect to any Person (the “Owner”), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation’s or other Person’s board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person, are held by the Owner or one or more of its Subsidiaries. “Subsidiary Governing Body” means the board of directors, the board of managers or other governing body (including any committee of any such governing body) of each Subsidiary of the Company. confidential confidential

-8- NY 72934447v9 “Tag-Along Transaction” means any transaction or series of related transactions involving a sale, Transfer or other disposition by one or more holders of Class A Units representing at least fifty percent (50%) of the then-issued and outstanding Units (excluding any sale, Transfer or other disposition of Class A Units by any such holder to an Affiliate thereof) to a single Person or group of related Persons. “Transfer” means any direct or indirect sale, transfer, gift, hypothecation, pledge, assignment, devise or other disposition, including a disposition under judicial order, legal process, execution, attachment, foreclosure or enforcement of a Lien (including (x) the granting of any option or entering into any agreement for the future sale, transfer or other disposition of Units, or (y) the sale, transfer, assignment or other disposition of any securities or rights convertible into, or exchangeable or exercisable for, Units), whether voluntary or involuntary, whether of record, constructively or beneficially and whether by operation of law or otherwise, including by recapitalization, merger, consolidation, liquidation, dissolution, dividend, distribution or otherwise. The terms “Transferee,” “Transferor,” “Transferred,” and other forms of the word “Transfer” shall have the correlative meanings. “Unit Repurchase Agreement” means an agreement entered into by the Company and a holder of Class B Units pursuant to which the Company will be entitled to re-purchase such Class B Units under certain circumstances set forth therein. “Wayzata” means, collectively, Wayzata Investment Partners LLC and any of its Affiliates or Related Funds. Additional Definitions. The following terms have the meanings set forth in the Sections set forth below: Defined Term Location “Act” Recitals “Additional Capital Contribution Date” 11.3(a) “Additional Capital Contribution Notices” 11.3(a) “Additional Capital Contributions” 11.3(a) “Aggregate Capital Contribution Amount” 11.3(b) “Agreement” Preamble “Assistant Secretaries” 7.9 “Assistant Treasurers” 7.9 “Board” 6.1 “Certificate of Formation” Recitals “Chairman” 7.3 “Chief Executive Officer” 7.4 “Chief Financial Officer” 7.5 “Class A Common Stock” 20.1(a) “Class A Units” 5.1 “Class B Common Stock” 20.1(a) confidential confidential

-9- NY 72934447v9 Defined Term Location “Class B Units” 5.1 “Common Stock” 20.1(a) “Company” Preamble “Competitor” 9.1(d) “Confidential Information” 19.1 “Confidentiality Period” 19.1 “Corporate Conversion” 20.1(a) “Damages” 8.2(a) “Delinquent Contribution” 11.3(c) “Drag Notice” 9.6(a) “Dragged Members” 9.6(a) “e-mail” 18.6 “Eligible Members” 11.3 “Effective Date” 2.1 “Fiscal Year” 10.1 “HSR Act” 20.1(a) “Identified Person” 8.5(a) “Initial LLC Agreement” Recitals “Initiating Holders” 9.7(a) “Joinder Agreement” Preamble “Member” Preamble “Non-Contributing Member” 11.3(c) “Opportunity” 8.5(a) “Other Entity” 8.2(a) “Other Member” 11.3(c) “Owner” Definition of “Subsidiary” “Permitted Transfer” 9.1(a) “Principal Office” 2.4 “Proceeding” 8.2(a) “Regulatory Allocations” 12.3 “Related Companies” 8.5(c) “Representatives” 19.2(a)(i) “Reorganized Corporation” 20.1(a) “Sale Notice” 9.7(a) “Sale Transaction Documents” 9.6(b)(ii) “Secretary” 7.7 “Selling Members” 9.6(a) “Tag-Along Sellers” 9.7(a) “Tag-Along Transaction Documents” 9.7(c) “Tax Matters Member” 10.5 “Taxing Authority” 13.4 “Third Party Purchaser” Definition of “Sale Transaction” “Transfer Notice” 9.2 “Transfer Notice Recipients” 9.2 “Treasurer” 7.8 confidential confidential

-10- NY 72934447v9 Defined Term Location “Units” 5.1 “Vice Presidents” 7.6 1.2 Rules of Construction. Unless otherwise expressly provided, for purposes of this Agreement, the following rules of interpretation shall apply: (a) All references in this Agreement to Articles, Sections, clauses, parts, Schedules and Exhibits shall be deemed to refer to Articles, Sections, clauses, parts, Schedules and Exhibits to, or contained in, this Agreement. (b) All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Schedule or Exhibit but not otherwise defined therein shall be defined as set forth in this Agreement. (c) The words “include,” includes” and “including,” when used herein shall be deemed in each case to be followed by the words “without limitation” (regardless of whether such words or similar words actually appear). (d) When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is not a Business Day, the period in question shall end on the next succeeding Business Day. (e) Any reference in this Agreement to “$” or “dollars” shall mean United States dollars. (f) Any reference in this Agreement to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa. (g) The words such as “herein,” “hereinafter,” “hereof” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. Article 2 GENERAL 2.1 Continuation of the Company; Limited Liability Company Agreement; Resignation of Managing Member. The Members agree to continue the Company as a limited liability company under and pursuant to the provisions of the Act, and agree that this Agreement (a) constitutes the “limited liability company agreement” of the Company within the meaning of Section 18-101(7) of the Act, (b) shall be effective as of the date hereof (the “Effective Date”) and (c) shall govern the rights, duties and obligations of the Members, except as otherwise expressly required by the Act. Upon the effectiveness of this Agreement on the Effective Date, the Managing Member (as such term is defined in the Initial LLC Agreement) shall automatically and without further action on the part of (or notice provided to) any Person be confidential confidential

-11- NY 72934447v9 deemed to have resigned and withdrawn as a member of the Company and as the Managing Member of the Company. 2.2 Name. The name of the Company shall be, and the business of the Company shall be conducted under the name of, “Neff Holdings LLC” or under such other name or names as the Board may determine from time to time. 2.3 Term. The term of the Company commenced on May 12, 2010 and shall continue perpetually until a certificate of cancellation with respect to the Certificate of Formation shall be filed with the Delaware Secretary of State and become effective, and the Company is dissolved in accordance with Article 15. 2.4 Business Offices. The location of the principal place of business of the Company shall be such place as the Board may from time to time determine (the “Principal Office”). The Company may have one or more offices at such place or places, either within or outside the State of Delaware, as the Board may from time to time determine or as the business of the Company may require. 2.5 Registered Office and Agent. The Company’s registered agent and registered office in the State of Delaware is The Corporation Trust Company, located at 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. At any time and from time to time, the Board may change the Company’s registered agent and registered office in the State of Delaware. 2.6 Qualification in Other Jurisdictions. The Board shall cause the Company to be qualified, formed or registered under assumed or fictitious name statutes or similar laws in any jurisdiction in which the Company transacts business and in which such qualification, formation or registration is required or desirable. Any officer or other authorized person of the Company, each as duly authorized by the Board, shall execute, deliver and file any certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business. 2.7 No State-Law Partnership. The Members intend that the Company not be a partnership (including a limited partnership) or joint venture, and that no Member be a partner or joint venturer of any other Member by virtue of this Agreement (except for tax purposes as set forth in the next sentence of this Section 2.7), and neither this Agreement nor any other document entered into by the Company or any Member relating to the subject matter hereof shall be construed to suggest otherwise. The Members intend that, to the extent an election described in the next sentence is not made, the Company shall, for United States federal and, if applicable, state and local income tax purposes, be disregarded as an entity separate from its sole owner in respect of all taxable periods for which there is only one owner of the Company for U.S. federal income tax purposes, and be treated as a partnership in respect of all other taxable periods, and each Member and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment, except as otherwise required by law. Without the prior written consent of the Majority Members, the Company shall not make an election to be treated as a corporation for federal income tax purposes pursuant to confidential confidential

-12- NY 72934447v9 Treasury Regulations Section 301.7701-3 (or any successor regulation or provision) or, to the extent applicable, state or local income tax purposes. Article 3 PURPOSE OF THE BUSINESS The purpose and character of the business of the Company shall be to undertake and carry on any lawful business, purpose or activity for which limited liability companies may be formed under the Act, and engaging in any and all activities necessary, advisable, convenient or incidental thereto. Article 4 MEMBERS; MEETINGS 4.1 Members. The name of each Member, its address, contact information, Capital Contributions, and class and number of Units held are listed on Schedule A attached hereto. Notwithstanding the provisions of Article 16, Schedule A shall be amended from time to time by the Board, without requiring the consent of any Member, to reflect the change in any of the information contained therein (including the withdrawal of one or more Members, the admission of one or more additional Members, additional Capital Contributions, forfeitures of Units, and Transfers or the issuance of additional Units) only to the extent that the actions resulting in such changes were taken pursuant to, and in accordance with, the terms and conditions of this Agreement, and, if applicable, the Management Equity Plan and any Award Agreement, and that any required consents of the Members to such actions, if any, were obtained. The Company will, upon each amendment to Schedule A, provide the Members with a copy of such amended Schedule A. Any reference in this Agreement to Schedule A shall be deemed to be a reference to Schedule A, as amended, supplemented or otherwise modified and in effect from time to time. 4.2 Substituted Members and Additional Members. (a) In connection with a Permitted Transfer, the Transferee of the Units subject to such Permitted Transfer shall become a substitute Member, effective on the date of such Transfer (which effective date shall not be earlier than the date of compliance with or waiver of the conditions to such Transfer), entitled to all of the rights, and subject to all of the obligations and restrictions, of the transferor Member to the extent of the Units so Transferred. Upon the substitution of a transferee Member, Schedule A shall be amended by the Company to reflect the substitution of such transferee Member. Any duly substituted Member shall be considered a “Member” for all purposes of this Agreement. Notwithstanding the requirement that substituted Members execute a Joinder Agreement, this Agreement shall bind all holders of Units, regardless of whether any such holder executes this Agreement or a Joinder Agreement. (b) Subject to the provisions of this Agreement, the Board may, from time to time in its sole discretion (and without the requirement of any consent or approval of any Member), admit additional Persons as Members and issue to such Persons Units on such terms and conditions (including the Capital Contributions required, the number of Units to be issued and, if applicable, the vesting schedule of such Units and any forfeiture provisions applicable thereto) as the Board shall determine in its sole discretion. The admission of an additional Member to the Company, and the issuance to such Person by confidential confidential

-13- NY 72934447v9 the Company of Units in connection with such admission as a Member, shall be subject to the satisfaction of the following conditions: (i) such additional Member shall have become a party to this Agreement by executing and delivering to the Company a Joinder Agreement (duly completed) and such other written documentation as the Board may require in connection with such admission and issuance, (ii) such issuance of Units shall not require the Company to register its Units under the Exchange Act (as a result of the number of holders of Units or otherwise), unless, at the time of such issuance, the Company is already subject to the reporting obligations under Section 13 or Section 15(d) of the Exchange Act, (iii) the compliance with all applicable laws and regulations (including securities laws) relating to such admission and issuance, (iv) such issuance of Units shall not cause the Company to be treated as an association taxable as a corporation or as a “publicly traded partnership” for federal income tax purposes and (v) such issuance of Units shall not cause the Company to be required to register as an “investment company” under the Investment Company Act. Upon the admission of a new Member, Schedule A shall be amended by the Company to reflect the addition of such new Member. Any duly admitted new Member shall be considered a “Member” for all purposes of this Agreement. Notwithstanding the requirement that additional Members execute a Joinder Agreement, this Agreement shall bind all holders of Units, regardless of whether any such holder executes this Agreement or a Joinder Agreement. 4.3 Member Meetings. (a) Meetings. Meetings of the Members may be called for any purpose at any time by the Board or the Majority Members. Anything in this Agreement to the contrary notwithstanding, no regular, special or other meetings of the Members are required to be held. (b) Place of Meetings. Member meetings may be held (i) at any place within or outside the State of Delaware designated by the Board or the Majority Members, and/or (ii) if the Board or the Majority Members so determine, by means of remote communication. In the absence of any other designation by the Board or the Majority Members, Member meetings shall be held at the Principal Office. (c) Notice of Meetings. Not less than two (2) or more than thirty (30) days prior to any Member meeting, notice of the place, if any, the purpose and the date and time of such meeting shall be delivered by the Secretary to each Member entitled to vote at such meeting in accordance with Section 18.6. Presence of a Member (in person, or by duly authorized proxy) at a meeting shall constitute waiver of notice by such Member, except where a Member (in person, or by duly authorized proxy) participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened and does not at such meeting vote for or assent to action taken at such meeting. (d) Quorum. The holders of Units representing a majority of the voting power of the then-issued and outstanding Units entitled to vote on a matter to be presented at a Member meeting, either present in person or represented by proxy, shall constitute a confidential confidential

-14- NY 72934447v9 quorum with respect to action on such matter, and action may be taken with respect to any matter presented at the meeting only if a quorum exists with respect to such matter. (e) Voting. Every holder of record of Units entitled to vote on any matter to be presented at a Member meeting shall be entitled, with respect to such matter, to one (1) vote for each Unit held of record by such Member on the record date designated for such meeting. Whenever any action is to be taken by vote of the Members, such action shall be authorized by the affirmative vote of holders of a majority of the Units present in person or represented by proxy and entitled to vote with respect to such action at a Member meeting at which a quorum is present, unless the express provisions of this Agreement require a different vote, in which case such express provisions shall govern and control. (f) Adjournment. Notwithstanding any other provision of this Agreement, any Member meeting may be adjourned by announcement of the chairman of the meeting or by affirmative vote of the holders of Units representing a majority of the voting power of the then-issued and outstanding Units that are present in person or represented by proxy at such meeting and are entitled to vote on one or more matters to be presented at such meeting. Notice of an adjournment need not be given to the Members of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, any business may be transacted which might have been transacted at the original meeting. However, if the adjournment is for more than thirty (30) days from the date of the original meeting, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Member of record entitled to vote at such adjourned meeting. (g) Record Date. Unless otherwise determined by the Board, the date on which notice of a Member meeting is delivered shall be the record date for the determination of Members entitled to notice of or to vote at such meeting (including any adjournment thereof). The record date for determining Members entitled to express consent to action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Company. (h) Proxies. Each Member may authorize another Person or Persons to act for him, her or it by proxy by an instrument executed in writing and delivered to the Company in accordance with Section 18.6 before or at the time of the meeting or execution of a written consent, as the case may be. Should a proxy designate two or more Persons to act as proxies, unless that instrument shall provide to the contrary, a majority of such Persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or if only one such Person is present, then such powers may be exercised by that Person; or if an even number of such Persons attend and a majority do not agree on any particular issue, the Company shall not be required to recognize such proxy with respect to such issue if such proxy does not specify how the Units that are the subject of such proxy are to be voted with respect to such issue. The appointment of a confidential confidential

-15- NY 72934447v9 proxy shall be effective for eleven (11) months from the date of such appointment unless a different period is expressly specified in the appointment form. A proxy may only be voted or acted upon by its holder in accordance with written instructions of the Member granting such proxy. Except as otherwise limited therein, proxies shall entitle the individuals authorized to vote at a meeting thereby to vote at any adjournment of such meeting. A proxy purporting to be executed by or on behalf of a Member shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. Subject to the above, any proxy may be revoked if an instrument revoking it or a proxy bearing a later date is delivered to the Company in accordance with Section 18.6. (i) Conduct of Member Meetings. The Chairman or, in the Chairman’s absence, the Chief Executive Officer (or, in the Chief Executive Officer’s absence, any Vice President) shall call meetings of the Members to order and act as chairperson of such meetings. In the absence of said officers, any Member entitled to vote at the meeting, or any proxy of any such Member, may call the meeting to order and a chairperson shall be elected by the affirmative vote of holders of a majority of the Units present in person or represented by proxy and entitled to vote on any matter to be presented at such meeting. The Secretary or any Assistant Secretary or any person appointed by the chairperson at any meeting of the Members may act as secretary of such meeting. The chairperson of any Member meeting shall determine the order of business and the procedure at such meeting, including such regulation of the manner of voting and the conduct of discussion. (j) Action by Written Consent. Notwithstanding anything contained in this Agreement to the contrary, any action required or permitted by applicable law to be taken at any Member meeting may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the Members holding Units representing not less than the minimum voting power that would be necessary to authorize or take such action at a meeting at which all the Members entitled to vote thereon were present and voted and shall be delivered to the Company in accordance with Section 18.6. An action by written consent of the Members shall become effective as of the time the last written consent necessary to effect the contemplated action is received by the Company, unless all consents necessary to effect the contemplated action specify a later time, in which case the later time shall be the effective time of such action. (k) Meetings by Remote Communication. One or more, or all, Members may participate in any meeting of the Members through the use of any means of remote communication by which all persons participating can hear each other at the same time. Any Member participating in a meeting by any such means of remote communication is deemed to be present in person at such meeting, except as set forth in Section 4.3(c). 4.4 Authority of the Members. (a) Notwithstanding Section 18-402 of the Act, except as expressly authorized in writing by the Board or this Agreement, no Member, nor any officer, employee or confidential confidential

-16- NY 72934447v9 agent of any Member, as such, shall have the authority or power to manage the Company or to act for the Company for any purpose, or to engage in any transaction, make any commitment, enter into any contract or incur any obligation or responsibility (whether as principal, surety or agent) on behalf of, or in the name of, the Company, or bind the Company, or hold itself out to any third party as acting for or on behalf of the Company, all such powers being vested in the Board. To the fullest extent permitted by applicable law, any attempted action in contravention of this Section 4.4 shall be null and void ab initio and not binding upon the Company. The Company shall not be responsible or liable for any indebtedness or obligation of any Member incurred or arising either before or after the Effective Date. (b) Except for the Tax Matters Member acting, subject to the terms hereof, in its capacity as such, no Member shall have any authority to bind, to act for, to execute any document or instrument on behalf of or to assume any obligation or responsibility on behalf of, any other Member. No Member shall, by virtue of being a Member, be responsible or liable for any indebtedness or obligation of any other Member incurred or arising either before or after the Effective Date. 4.5 Limitation on Liability. Except as otherwise provided by applicable law, the debts, obligations and liabilities of the Company, whether arising under contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Covered Person shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Covered Person. The immediately preceding sentence shall constitute a compromise to which all the Members have consented within the meaning of the Act. Notwithstanding anything contained herein to the contrary, the failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business and affairs under this Agreement or the Act shall not be grounds for imposing personal liability on a Covered Person. Article 5 CAPITAL STRUCTURE 5.1 Units. The Interests shall be issued in unit increments (each, a “Unit” and, collectively, the “Units”). The Units shall be divided into the following two classes: (a) Class A Voting Common Units (the “Class A Units”) and (b) Class B Limited Voting Common Units (the “Class B Units”). The rights and privileges associated with the Units are as set forth in this Agreement and, in the case of the Class B Units, in the Management Equity Plan and any applicable Award Agreement. References herein to the Units shall apply to units or other interests of the Company issued to Members in exchange for or in respect of the Units, including by unit split, unit dividend, distribution, exercise of options or warrants or equivalent transactions, or otherwise whether by merger, consolidation or similar transaction (including shares or interests of a surviving corporation or other entity or successor into which units or interests of the Company are exchanged). 5.2 Issuance of Units. (a) On the Effective Date, the Company is authorized, empowered and directed to issue each of the Units to be issued by the Company as contemplated by the Plan of Reorganization (including all Units to be issued under the Backstop Unit Purchase confidential confidential

-17- NY 72934447v9 Agreement and the Purchase Agreement, and in connection with the Rights Offering (as each such term is defined in the Plan of Reorganization)). (b) The Board may from time to time cause the Company to issue and/or create and issue additional Units (of existing or new classes or series) or other equity or equity-based securities of the Company (including creating additional classes or series thereof having such powers, designations, preferences and rights as may be determined by the Board in its sole discretion). Such Units or other equity or equity-based securities may be issued for any amount and form of consideration as the Board may determine, including cash or other property, tangible or intangible, received or to be received by the Company or any of its Subsidiaries, or services rendered or to be rendered to the Company or any of its Subsidiaries. In connection with the foregoing, the Board shall have the power to make such amendments to this Agreement in order to provide for such other additional Units or equity or equity-based securities, and such powers, designations and preferences and rights as the Board in its discretion deems necessary or appropriate to give effect to such additional authorization or issuance, subject to Section 16.1. (c) Notwithstanding anything herein to the contrary, the Company shall not issue non-voting equity securities of any class, series or other designation to the extent prohibited by Section 1123(a)(6) of the Bankruptcy Code; provided, however, that the foregoing restriction (i) shall have no further force and effect beyond that required under Section 1123(a)(6) of the Bankruptcy Code, (ii) shall only have such force and effect to the extent and for so long as such Section 1123(a)(6) is in effect and applies to the Company and (iii) may be amended or eliminated in accordance with applicable law as from time to time may be in effect. (d) The Company may issue Class B Units from time to time pursuant to grants to Management Holders under the terms of the Management Equity Plan; provided that no Units other than Class B Units can be designated as incentives under the Management Equity Plan. In addition to the terms and conditions set forth in this Agreement that are applicable to the Class B Units, the Class B Units shall be subject to all of the terms and conditions set forth in the Management Equity Plan and/or the applicable Award Agreement, including any terms relating to vesting and forfeiture, repurchase rights of the Company and restrictions on Transfer. (e) The Members and the Company agree that in the event of any conflict or inconsistency between the terms of the Management Equity Plan or any Award Agreement and this Agreement, the terms of this Agreement shall control; provided, however, that the Management Equity Plan or any Award Agreement may impose greater restrictions and/or grant lesser rights than this Agreement. (f) In the event that the Company issues any Class B Units that are not vested under the terms of the Management Equity Plan and/or the applicable Award Agreement, then, notwithstanding anything to the contrary herein, the Board may cause the Company to retain and not distribute to the holder of such Class B Units, amounts that otherwise would be distributed to such holder in respect of such non-vested Class B Units pursuant to Article 13; provided, however, that any amounts so retained and not distributed shall confidential confidential

-18- NY 72934447v9 nevertheless be treated as having been distributed for all other purposes of this Agreement, including the allocation of Profits and Losses under Article 12. Any such amounts retained by the Company shall be distributed to the applicable holder of Class B Units as soon as reasonably practical after the applicable Class B Units have vested. Further, to the extent that, in a given taxable year taxable income has been allocated to the Class B Units pursuant to Article 12, the Board, in its sole discretion, may cause the Company to make loans to the applicable holder of Class B Units in amounts intended to enable such holder to discharge such holder’s United States federal, state and local income tax liability in respect of its allocable share of the Company’s taxable income for such taxable year. Any such loans shall be on terms acceptable to the Company. 5.3 Certificated Units. If the Board so elects, the Units shall be certificated in such form as the Board may from time to time determine. Such certificates shall be signed by both of (a) either the Chairman or a Vice Chairman, or the Chief Executive Officer or a Vice President, and (b) either the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, and may, but need not, be sealed with the seal of the Company; provided, however, that where any such certificate is signed or countersigned by a transfer agent or registrar, the signatures of such officers of the Company may be in facsimile form. In case any officer of the Company who shall have signed, or whose facsimile signature shall have been placed on, any certificate evidencing Units shall cease for any reason to be such officer before such certificate shall have been issued or delivered by the Company, such certificate may nevertheless be issued and delivered by the Company as though the person who signed such certificate, or whose facsimile signature shall have been placed thereon, had not ceased to be such officer of the Company. 5.4 Voting Rights. (a) Except as otherwise provided by applicable law or this Agreement, the holders of Class A Units (in their capacity as such) shall have the right to elect the managers to serve on the Board and shall have full voting rights and powers to vote on all matters submitted to the Members for approval, and each holder of Class A Units shall be entitled to one (1) vote for each Class A Unit held of record by such holder on any matter submitted to the Members for approval. (b) Except as provided in Section 15.1(a), Section 16.1(b), and Section 20.1(a) or as otherwise provided by non-waivable provisions of applicable law, the holders of Class B Units (in their capacity as such) shall have no right to vote on any matter submitted to the Members for vote, consent or approval, and the Class B Units shall not be included in determining the number of Units voting or entitled to vote on such matters (including for purposes of determining whether a quorum is present at any meeting of the Members or whether the requisite number of Member consents have been received for purposes of determining whether an action has been properly authorized by written consent of the Members). (c) On each matter for which all Members holding Units vote as a single class, each Member shall be entitled to one (1) vote on such matter for each Unit held of record by such Member. confidential confidential

-19- NY 72934447v9 (d) Except as this Agreement expressly provides otherwise or as otherwise expressly required by non-waivable provisions of applicable law, no holders of Units shall be entitled to any voting rights, and any action which would otherwise be subject to the vote or consent of Members under the Act may be taken by the Company by approval of the Board. 5.5 Record. The Company shall keep and maintain a record of the name of each Person holding Units represented by a certificate, the number of Units represented by each such certificate, the date thereof, any Transfer thereof and, in the case of cancellation, the date of cancellation thereof. The Person in whose name Units stand on the books of the Company shall be deemed the owner thereof, and thus a holder of record of such Units, for all purposes as regards the Company. 5.6 No Appraisal Rights. The Members agree that no appraisal rights, dissenter’s rights or other similar rights shall be available with respect to the Units, and waive all such rights, in connection with any amendment of this Agreement or the Certificate of Formation, any merger or consolidation in which the Company is a constituent party, any conversion of the Company to another business form, any transfer to or domestication in any jurisdiction by the Company or the sale of all or substantially all of the Company’s assets or otherwise. 5.7 Lost, Destroyed or Mutilated Certificates. Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Units, and in the case of any such loss, theft or destruction upon receipt of indemnity reasonably satisfactory to the Company, or, in the case of any such mutilation upon surrender of such certificate, the Company will (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Units represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate. Article 6 MANAGEMENT; OPERATION OF THE COMPANY BUSINESS 6.1 Management of the Company. (a) Subject to the terms and conditions of this Agreement, the business and affairs of the Company shall be managed by the board of managers of the Company (the “Board”), which shall direct, manage and control the business of the Company. Except where the approval of the Members is expressly required by this Agreement or by non-waivable provisions of the Act, the Board shall have full and complete authority, power and discretion to manage and control the business, affairs and properties of the Company, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the management of the Company’s business. The enumeration of powers in this Agreement shall not limit the general or implied powers of the Board or any additional powers provided by applicable law. Any reference in this Agreement to (i) a manager shall mean and be a reference to (ii) a member of the Board, and vice versa. Each manager shall possess and may enjoy and exercise all of the rights and powers of a “manager” as provided in the Act, and each manager shall be a “manager” as provided in the Act; provided, however, that no individual manager shall have the authority to act for or bind the Company without the requisite consent of the Board. Except for the Tax Matters Member acting, subject to the terms confidential confidential

-20- NY 72934447v9 hereof, in its capacity as such, no Member shall have any right, power or authority to act (as agent or otherwise) for, or to bind, the Company in any manner. (b) The Members shall not have voting rights with respect to the management of the Company and, except as expressly provided for in this Agreement or expressly required by non-waivable provisions of applicable law, shall not be entitled to vote on or consent to or approve or disapprove actions or decisions regarding the Company. 6.2 Board. (a) The Board shall consist of five (5) managers, comprising four (4) managers elected by the Majority Members by vote or written consent and one (1) manager who is the individual that then serves as the Chief Executive Officer of the Company. Managers must be natural persons at least eighteen (18) years of age but need not be Members, residents of the State of Delaware or citizens of the United States. The number of managers on the Board may be changed from time to time by resolution of the Board. (b) Each manager shall serve and hold office until his or her respective successor shall have been approved and qualified, or until his or her earlier death, incapacity, resignation or removal. 6.3 Regular Meetings. Regular meetings of the Board shall be held at such time or times as may be determined by the Board and specified in the notice of such meetings. 6.4 Special Meetings. Special meetings of the Board may be called by the Chairman, or shall be called by the Chairman on the written request of any two (2) managers. 6.5 Place of Meetings. Any meeting of the Board may be held at such place or places as shall from time to time be determined by the Board and as shall be designated in the notice of the meeting. If no other place is designated in the notice of the meeting, such meeting shall be held at the Principal Office. 6.6 Notice of Meetings. Notwithstanding Section 18.6, notice of each meeting of the Board, whether regular or special, shall be given to each manager (unless such notice is waived by such manager as provided in Section 6.10) (a) if such notice is sent by overnight delivery, at least two (2) Business Days prior to such meeting or, (b) if such notice is sent by electronic mail or facsimile, at least one (1) day prior to such meeting. Any such notice shall be sent to each manager at such manager’s usual or last known business or residence address, business facsimile number or electronic mail address, as applicable. The notice shall state the date and time of the meeting, but need not state the purposes of such meeting. 6.7 Meetings by Remote Communication. One or more, or all, members of the Board or any committee designated by the Board may participate in a meeting of the Board or such committee through the use of any means of remote communication by which all persons participating can hear each other at the same time. Any manager or committee member participating in a meeting by any such means of remote communication is deemed to be present in person at such meeting, except as set forth in Section 6.10. 6.8 Quorum; Acts of Managers. A majority of the number of managers fixed by or in accordance with Section 6.2 that are entitled to vote shall constitute a quorum at all meetings of confidential confidential

-21- NY 72934447v9 the Board. The vote of a majority of the managers present and entitled to vote at a meeting of the Board at which a quorum is present shall be the act of the Board, unless the express provisions of this Agreement require a different vote, in which case such express provisions shall govern and control. In the absence of a quorum at any such meeting, a majority of the managers present and entitled to vote may adjourn the meeting from time to time without further notice, other than announcement at the meeting, until a quorum shall be present. Decisions of the Board shall be decisions of the “manager” for all purposes of the Act. 6.9 Organization, Agenda and Procedures. The managers shall choose a Chairman to preside over the meetings of the Board. The Secretary, any Assistant Secretary, or any other person appointed by the Chairman shall act as secretary of each meeting of the Board. The agenda of and procedure for such meetings shall be as determined by the Board. 6.10 Waiver of Notice. A manager may waive any notice of a meeting of the Board, whether before or after the date or time stated in the notice as the date or time when any action will occur or has occurred. Any such waiver shall be in writing, be signed by the manager entitled to the notice, and be delivered to the Company in accordance with Section 18.6, but such delivery shall not be a condition of the effectiveness of the waiver. Attendance or participation by a manager at a meeting of the Board, (a) shall be deemed a waiver of objection to lack of required notice or defective notice of the meeting, unless the manager, at the beginning of the meeting or promptly upon his or her later arrival, expressly objects to holding the meeting or transacting business at the meeting because of lack of notice or defective notice, and does not thereafter vote for or assent to action taken at the meeting, and (b) shall be deemed a waiver of objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, or this Agreement, unless the manager expressly objects to considering the matter when it is presented and does not thereafter vote for or assent to action taken at the meeting with respect to such matter. 6.11 Managers’ Action By Written Consent. Any action required or permitted to be taken at any meeting of the Board, or any committee thereof, may be taken without a meeting, without prior notice and without a vote if a consent in writing is signed by the managers or committee members (as applicable) holding not less than a majority of the total votes that would be entitled to be cast by the managers or committee members (as applicable) at a meeting of the Board or such committee at which all managers or committee members (as applicable) were present and voted, and the writing or writings are filed with the minutes of proceedings of the Board or any such committee. A written consent of the Board or any committee thereof, with respect to an action of the Board or such committee, shall become effective when the written consent to such action has been signed by the requisite number of managers or committee members (as the case may be) and delivered to the Company in accordance with Section 18.6, unless before such time the Company has received a written revocation of the consent of any other manager or committee member (as the case may be) so that consent from the requisite number of managers or committee members (as the case may be) with respect to such action is no longer delivered to the Company, and any action taken by written consent shall be effective as of the time such written consent is effective, unless the managers or committee members (as the case may be) specify a different effective time in such written consent. confidential confidential

-22- NY 72934447v9 6.12 Removal. Except as otherwise provided by this Agreement, any manager may be removed at any time, with or without cause, upon the affirmative vote of the Majority Members. If the Board, by majority vote, for any reason terminates the employment of the Chief Executive Officer, such terminated Chief Executive Officer will automatically cease to be a member of the Board (or any committee thereof) or any member of any Subsidiary Governing Body. 6.13 Resignation. Any manager of the Company may resign at any time by giving written notice of such manager’s resignation to the Company in accordance with Section 18.6. Such resignation shall take effect at the date of delivery of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation by the Company shall not be necessary to make it effective. 6.14 Vacancies. Any vacancy in the Board resulting from a manager’s (other than the Chief Executive Officer’s) death, incapacity, resignation, retirement, disqualification, removal from office, or other cause, shall be filled within ninety (90) days by approval of the Majority Members. Any vacancy in the Board resulting from the Chief Executive Officer’s death, incapacity, resignation, retirement, disqualification, removal from office, or other cause, shall be filled by the individual that assumes the position of Chief Executive Officer. 6.15 Committees. The Board, by resolution adopted by a majority of the number of managers fixed by or in accordance with Section 6.2, may from time to time designate from among the managers one or more committees. The Board shall designate a chairperson of each such committee from among its members. Each such committee, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board in the management of the Company. Any or all members of any such committee may be removed, with or without cause, by resolution of the Board. Rules governing the procedures for meetings of each committee designated by the Board, shall be as established by the Board from time to time. 6.16 Compensation of Managers. Each manager and committee member who is not employed by Wayzata, the Company or any of the Company’s Subsidiaries shall be paid such amount per annum or such fixed sum reasonably determined by the Board from time to time to be market-rate compensation for attendance at meetings of the Board or any committee of the Board. Each manager and committee member shall be reimbursed for the reasonable and necessary expenses incurred by such manager or committee member in connection with the performance of such manager’s or committee member’s duties (including expenses incurred in attending meetings of the Board or any committee of the Board). Nothing herein contained shall be construed to preclude any manager or committee member from serving the Company in any other capacity or any of its Subsidiaries in any other capacity and receiving proper compensation therefor. Article 7 OFFICERS; POWERS OF OFFICERS. 7.1 Election and Tenure. The officers of the Company shall consist of the Chairman, the Chief Executive Officer, the Chief Financial Officer, a Secretary and a Treasurer, each of whom shall be appointed annually by the Board. The persons initially holding these positions are listed on Schedule B attached hereto. The Board may also designate and appoint such other confidential confidential

-23- NY 72934447v9 officers and assistant officers as may be deemed necessary or advisable. The Board may expressly delegate to any such officer the power to appoint or remove subordinate officers, agents or employees. Any two or more offices may be held by the same person. Each officer so appointed shall continue in office until a successor shall be appointed and shall qualify, or until the officer’s earlier death, resignation or removal. Each officer shall be a natural person who is eighteen (18) years of age or older. 7.2 Resignation, Removal and Vacancies. Any officer may resign at any time by giving written notice of resignation to the Company, to the attention of the Board or the Chief Executive Officer. Such resignation shall take effect when the notice is delivered in accordance with Section 18.6 unless the notice specifies a later date, and acceptance of the resignation shall not be necessary to render such resignation effective unless such resignation so states. Any officer may at any time be removed by the affirmative vote of a majority of the number of managers fixed by or in accordance with Section 6.2. If any office becomes vacant for any reason, the vacancy may be filled by the Board. An officer appointed to fill a vacancy shall be appointed for the unexpired term of such officer’s predecessor in office and shall continue in office until a successor shall be elected or appointed and shall qualify, or until such officer’s earlier death, resignation or removal. The appointment of an officer shall not itself create contract rights in favor of the officer, and the removal of an officer shall not affect the officer’s contract rights, if any, with the Company, and the resignation of an officer does not affect the Company’s contract rights, if any, with the officer. 7.3 Chairman. The chairman of the Board (the “Chairman”) shall preside over the meetings of the Board and have such powers and responsibilities as are incident thereto. However, the Chairman shall not have responsibility for the day-to-day business operations of the Company. The Chairman shall be a manager. 7.4 Chief Executive Officer. The chief executive officer of the Company (the “Chief Executive Officer”) shall (a) preside at meetings of the Members, if any, (b) have general and active management of the business of the Company, and preside over the day-to-day business operations of the Company, (c) see that all orders and resolutions of the Board are carried into effect, and (d) perform all duties as may from time to time be assigned by the Board. 7.5 Chief Financial Officer. The chief financial officer of the Company (the “Chief Financial Officer”) shall perform such duties and shall have such powers as may from time to time be assigned by the Board or the Chief Executive Officer, and shall perform such duties and have such powers and responsibilities as are incident to the office of Chief Financial Officer. In addition, the Chief Financial Officer shall have, along with the Chief Executive Officer, responsibility for the day-to-day business operations of the Company. 7.6 Vice Presidents. The vice presidents of the Company (the “Vice Presidents”), if any, shall perform such duties and possess such powers as from time to time may be assigned to them by the Board or the Chief Executive Officer. In the absence of the Chief Executive Officer or in the event of the inability or refusal of the Chief Executive Officer to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board, or in the absence of any designation, then in the order of the election or appointment of the Vice Presidents) shall perform the duties of the Chief Executive Officer and confidential confidential

-24- NY 72934447v9 when so performing shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. 7.7 Secretary. The secretary of the Company (the “Secretary”) shall perform such duties and shall have such powers as may from time to time be assigned by the Board or the Chief Executive Officer. In addition, the Secretary shall perform such duties and have such powers as are incident to the office of Secretary, including the duty and power to give notice of all meetings of Members (if any), the Board and any committee of the Board, to prepare and maintain minutes of the meetings of the Members (if any) or the Board (or any committee thereof), to maintain other records and information of the Company, to authenticate records of the Company, to be custodian of the Company seal and to affix and attest to the Company seal on documents. 7.8 Treasurer. The treasurer of the Company (the “Treasurer”) shall perform such duties and shall have such powers as may from time to time be assigned by the Board or the Chief Executive Officer. In addition, the Treasurer shall perform such duties and have such powers as are incident to the office of Treasurer, including the duty and power to keep and be responsible for all funds and securities of the Company, to deposit funds of the Company in depositories selected in accordance with this Agreement, to disburse such funds as ordered by the Board, making proper accounts thereof, and to render as required by the Board statements of all such transactions and of the financial condition of the Company. 7.9 Assistant Secretaries and Assistant Treasurers. The assistant secretaries and assistant treasurers of the Company (the “Assistant Secretaries” and the “Assistant Treasurers”), if any, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the Chief Executive Officer or the Board. In the absence, inability or refusal to act of the Secretary or the Treasurer, the Assistant Secretaries or the Assistant Treasurers, respectively, in the order designated by the Board, or in the absence of any designation, then in the order of their election or appointment, shall perform the duties and exercise the powers of the Secretary or Treasurer, as the case may be. 7.10 Salaries. Officers of the Company shall be entitled to such salaries, emoluments, compensation or reimbursement as shall be fixed or allowed from time to time by the Board or in such manner as the Board shall provide. 7.11 Borrowing. No loan shall be contracted on behalf of the Company, and no evidence of indebtedness shall be issued, endorsed or accepted in its name, unless authorized by the Board or a committee designated by the Board so to act. Such authority may be general or confined to specific instances. When so authorized, an officer may (a) effect loans at any time for the Company from any bank or other entity and for such loans may execute and deliver promissory notes or other evidences of indebtedness of the Company, and (b) mortgage, pledge or otherwise encumber any real or personal property, or any interest therein, owned or held by the Company as security for the payment of any loans or obligations (including any guarantees) of the Company, and to that end may execute and deliver for the Company such instruments as may be necessary or proper in connection with such transaction. confidential confidential

-25- NY 72934447v9 7.12 Checks and Endorsements. All checks, drafts or other orders for the payment of money, obligations, notes or other evidences of indebtedness, bills of lading, warehouse receipts, trade acceptances and other such instruments shall be signed or endorsed for the Company by such officers or agents of the Company as shall from time to time be determined by resolution of the Board, which resolution may provide for the use of facsimile signatures. 7.13 Deposits. All funds of the Company not otherwise employed shall be deposited from time to time to the Company’s credit in such banks or other depositories as shall from time to time be determined by resolution of the Board, which resolution may specify the officers or agents of the Company who shall have the power, and the manner in which such power shall be exercised, to make such deposits and to endorse, assign and deliver for collection and deposit checks, drafts and other orders for the payment of money payable to the Company or its order. 7.14 Proxies. Unless otherwise provided by resolution adopted by the Board, the Chief Executive Officer or any Vice President: (a) may from time to time appoint one (1) or more agents of the Company, in the name and on behalf of the Company, (i) to cast the votes which the Company may be entitled to cast as the holder of stock or other securities in any other Entity whose stock or other securities may be held by the Company, at meetings of the holders of the stock or other securities of such other Entity, or (ii) to consent in writing to any action by such other Entity; (b) may instruct the person so appointed as to the manner of casting such votes or giving such consent; and (c) may execute or cause to be executed in the name and on behalf of the Company and under its Company seal, or otherwise, all such written proxies or other instruments as may be deemed necessary or proper. Article 8 EXCULPATION AND INDEMNIFICATION 8.1 Exculpation. (a) Subject to Section 8.5, but notwithstanding any other provisions of this Agreement (whether express or implied) or obligation or duty at law or in equity, to the fullest extent permitted by applicable law, no Covered Person shall be liable to another Member, the Company or any other Person (including any creditor or claimant of the Company or any of its Subsidiaries) for any losses, claims, damages or liabilities arising from any judgment or act or omission performed or omitted to be performed by a Covered Person in connection with the Company, nor shall any Covered Person be liable to any Member, the Company or any other Person for any judgment, action or inaction of any employee or other agent of the Company except, (i) in each case, to the extent that it shall have been determined by a final, non-appealable decision by a court of competent jurisdiction that any such losses, claims, damages or liabilities are attributable to such Covered Person’s (x) acts or omissions not in good faith or which involve intentional misconduct or gross negligence or (y) material breach of this Agreement, and (ii) in the case of any officer of the Company (other than the Chairman), any employee of the Company or any Executive Manager (but not any other manager), to the extent that it shall have been determined by a final, non-appealable decision by a court of competent jurisdiction that any such losses, claims, damages or liabilities (A) are attributable to such employee’s, officer’s or Executive Manager’s breach of the duty of loyalty to the confidential confidential

-26- NY 72934447v9 Company or the Members, (B) arise from a transaction in which such employee, officer or Executive Manager derived an improper personal benefit or (C) are attributable to acts or omissions of such employee, officer or Executive Manager that constitute a knowing violation of law. No amendment to or repeal of this Section 8.1 shall apply to or have any effect on the liability or alleged liability of the Covered Persons for or with respect to their acts or omissions occurring prior to such amendment or repeal. (b) In accordance with the Act and the laws of the State of Delaware, a member of a limited liability company may, under certain circumstances, be required to return amounts previously distributed to such member. It is the intent of the Members that no distribution to any Member pursuant to Article 13 shall be deemed a return of money or other property paid or distributed in violation of the Act or other applicable law of the State of Delaware. The return of such money or distribution of any such property to a Member shall be deemed to be a compromise within the meaning of the Act, and the Member receiving any such money or property shall not be required to return to any Person any such money or property. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Member is obligated to make such payment, such obligation shall be the obligation of such Member and not of any other Member. (c) Except as otherwise provided by this Agreement or applicable law, no Member (in its capacity as such) or manager of the Company (other than an Executive Manager) shall be liable to the Company or any other Person for a breach of any fiduciary duty (including duties of loyalty and care) 8.2 Indemnification. (a) Subject to Section 8.5, the Company shall, to the fullest extent permitted by applicable law (as now or hereafter in effect), indemnify, defend and hold harmless each Covered Person from and against any losses, claims, expenses, damages and liabilities (collectively, “Damages”) suffered or incurred by, imposed on, or to which such Covered Person may become subject (i) in connection with any matter arising out of or in connection with the Company’s business or affairs, (ii) by reason of the fact that such Covered Person is serving or has served in one or more of the capacities set forth in the definition of “Covered Person” or (iii) by reason of the fact that such Covered Person, or a Person of whom such Covered Person is the legal representative, is or was serving as a manager, officer, member, employee or agent or in any other capacity at the request of the Company, for any other corporation, company, partnership, joint venture, trust, employee benefit plan or other Entity (an “Other Entity”); provided that no right of indemnification shall be available to a Covered Person under this Article 8 (i) to the extent that it shall have been determined by a final, non-appealable decision by a court of competent jurisdiction that any such Damages are attributable to such Covered Person’s (x) acts or omissions not in good faith or which involve intentional misconduct or gross negligence or (y) material breach of this Agreement, and (ii) in the case of any officer of the Company (other than the Chairman), any employee of the Company or any Executive Manager (but not any other manager), to the extent that it shall have been determined by a final, non-appealable decision by a court of competent jurisdiction that any such confidential confidential

-27- NY 72934447v9 Damages (A) are attributable to such employee’s, officer’s or Executive Manager’s breach of the duty of loyalty to the Company or the Members, (B) arise from a transaction in which such employee, officer or Executive Manager derived an improper personal benefit or (C) are attributable to acts or omissions of such employee, officer or Executive Manager that constitute a knowing violation of law. If a Covered Person is or was made, or threatened to be made, a party to any threatened, pending or completed action, proceeding or investigation (a “Proceeding”), whether civil, criminal, administrative or investigative, including an action by or in the right of the Company to procure a judgment in its favor, (1) in connection with any matter arising out of or in connection with the Company’s business or affairs, (2) by reason of the fact that such Covered Person is serving or has served in one or more of the capacities set forth in the definition of “Covered Person” or (3) by reason of the fact that such Covered Person, or a Person of whom such Covered Person is the legal representative, is or was serving as a manager, officer, member, employee or agent or in any other capacity at the request of the Company, for any Other Entity, the Company shall pay such Covered Person for such Covered Person’s legal and other expenses (including legal and other professional fees and disbursements, and the cost of any investigation and preparation) incurred in connection therewith in advance of the final disposition of such Proceeding; provided, that such Covered Person shall promptly repay to the Company the amount of any such expenses paid to it if it shall be determined by a final, non-appealable decision by a court of competent jurisdiction that such Covered Person is not entitled to be indemnified by the Company in connection with such Proceeding as provided in the proviso contained in the immediately preceding sentence. If for any reason the foregoing indemnification is unavailable to a Covered Person, or is insufficient to hold it harmless, then the Company shall contribute to the amount paid or payable by such Covered Person as a result of the applicable Damages in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Covered Person on the other hand or, if such allocation is not permitted by applicable law, to reflect not only the relative benefits referred to above but also any other relevant equitable considerations. No amendment or repeal of any part of this Section 8.2 shall apply to or have any effect on any right to indemnification provided hereunder with respect to any acts or omissions occurring prior to such amendment or repeal. (b) The rights to indemnification and reimbursement and advancement of expenses provided by, or granted pursuant to, this Section 8.2 shall not be deemed exclusive of any other rights to which a Covered Person seeking indemnification or reimbursement or advancement of expenses may have or hereafter be entitled under any statute, this Agreement, any other agreement (including any policy of insurance purchased or provided by the Company under which any Covered Person is covered), any vote of the Members or managers or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. (c) The rights to indemnification and reimbursement and advancement of expenses provided by, or granted pursuant to, this Section 8.2 shall inure to the benefit of the successors, heirs, executors and administrators of a Covered Person. confidential confidential

-28- NY 72934447v9 (d) The Company shall have the power to purchase and maintain insurance on behalf of any Covered Person to protect such Covered Person against any Damages, whether or not the Company would have the power to indemnify such Covered Person against any such Damages under the provisions of this Section 8.2 or under any provision of law. (e) Any Covered Person serving in any capacity in (i) an Other Entity of which a majority of the stock or other interests entitled to vote in the election of its directors or managers (or similar persons) is held, directly or indirectly, by the Company or (ii) any employee benefit plan of the Company or any Other Entity referred to in clause (i) shall be deemed to be doing so at the request of the Company. 8.3 No Member Liability. Any indemnification or reimbursement or advancement of expenses provided under this Article 8 shall be satisfied solely out of assets of the Company, as an expense of the Company. No Member shall be subject to personal liability by reason of the indemnification or reimbursement or advancement of expenses provisions set forth in this Article 8. 8.4 Settlements. The Company shall not be liable for any settlement by a Covered Person of any Proceeding effected without its written consent, but if settled with such written consent, or if there is a final judgment against such Covered Person in any such Proceeding, the Company agrees to indemnify and hold harmless such Covered Person to the extent provided above from and against any Damages by reason of such settlement or judgment. 8.5 Business Opportunities. (a) The Company and each Member acknowledge that each Member (who is not also an employee or officer of the Company or any of its Subsidiaries (other than the Chairman)), each member of the Board or any committee thereof (other than an Executive Manager), each member of any Subsidiary Governing Body (other than an Executive Manager), and the respective Affiliates, managers, directors, principals, officers, employees and/or other representatives of each such Member, member of the Board (or committee thereof) or member of any Subsidiary Governing Body who is not (in any such case) also an employee or officer of the Company or any of its Subsidiaries (other than the Chairman) (the foregoing Persons being referred to, collectively, as “Identified Persons” and, each individually, as an “Identified Person”) may now engage, may continue to engage, or may, in the future, decide to engage, in the same or similar activities or lines of business as those in which the Company or any of its Affiliates, directly or indirectly, now engage or may engage and/or other business activities that overlap with, are complementary to, or compete with those in which the Company or any of its Affiliates, directly or indirectly, now engage or may engage (any such activity or line of business, an “Opportunity”). No Identified Person shall have any duty to refrain, directly or indirectly, from (i) engaging in any Opportunity or (ii) otherwise competing with the Company or any of its Affiliates. No Identified Person shall have any duty or obligation to refer or offer to the Company or any of its Affiliates any Opportunity, and the Company hereby renounces any interest or expectancy of the Company in, or in being offered, an opportunity to participate in any Opportunity which may be a corporate (or analogous) or business opportunity for the Company or any of its Affiliates. confidential confidential

-29- NY 72934447v9 (b) In the event that any Identified Person acquires knowledge of a potential transaction or other corporate (or analogous) or business opportunity which may be an Opportunity for the Company or any of its Affiliates, such Identified Person shall have no duty to communicate or offer such Opportunity to the Company or any of its Affiliates and shall not be liable to the Company or its Members for breach of any purported fiduciary duty solely by reason of the fact that such Identified Person pursues or acquires such Opportunity for itself, or offers or directs such Opportunity to another Person (including any Affiliate of such Identified Person). (c) The Company and each Member (i) acknowledge that the Identified Persons may now own, may continue to own, and from time to time may acquire and own, investments in one or more other Entities (such Entities, collectively, “Related Companies”) that are direct competitors of, or that otherwise may have interests that do or could conflict with those of, the Company, any of the Members or any of their respective Affiliates, and (ii) agree that (A) the enjoyment, exercise and enforcement of the rights, interests, privileges, powers and benefits granted or available to the Identified Persons under this Agreement shall not be in any manner reduced, diminished, affected or impaired, and the obligations of the Identified Persons under this Agreement shall not be in any manner augmented or increased, by reason of any act, circumstance, occurrence or event arising from or in any respect relating to (x) the ownership by an Identified Person of any interest in any Related Company, (y) the affiliation of any Related Company with an Identified Person or (z) any action taken or omitted by an Identified Person in respect of any Related Company, (B) no Identified Person is, and none shall by reason of such ownership, affiliation or action become, subject to any fiduciary duty to the Company, any of the Members or any of their respective Affiliates, (C) none of the duties imposed on an Identified Person, whether by contract or law, do or shall limit or impair the right of any Identified Person lawfully to compete with the Company, any of the Members or any of their respective Affiliates as if the Identified Persons were not a party to this Agreement and (D) the Identified Persons are not and shall not be obligated to disclose to the Company, any of the Members or any of their respective Affiliates any information related to their respective businesses or opportunities, including acquisition opportunities, or to refrain from or in any respect to be restricted in competing against the Company, any of the Members or any of their respective Affiliates in any such business or as to any such opportunities. (d) The provisions of this Agreement, to the extent that they restrict or eliminate the duties (including the duty of loyalty and other fiduciary duties) and liabilities of an Identified Person that would otherwise exist at law or in equity, are agreed by the Members and the Company to replace, restrict or eliminate such duties and liabilities of such Identified Person (it being understood that nothing in this Agreement shall constitute an acknowledgment, admission or suggestion that any such duties exist). (e) Each Executive Manager (in its capacity as such) shall have the same fiduciary duties as those of a member of a board of directors of a corporation organized under the laws of the State of Delaware, and each employee and officer of the Company (in its capacity as such) shall have the same fiduciary duties as an employee or officer (as applicable) of a corporation organized under the laws of the State of Delaware. confidential confidential

-30- NY 72934447v9 8.6 Subrogation. In the event that any Covered Person who is or was a partner, shareholder, member, officer, director, manager, controlling person, employee, consultant, counsel, representative or agent of Wayzata is entitled to indemnification under Section 8.2 for which such Covered Person is also entitled to indemnification from Wayzata, the Company hereby agrees that its duties to indemnify such Covered Person, whether pursuant to this Agreement or otherwise, shall be primary to those of Wayzata, and to the extent that Wayzata actually indemnifies any such Covered Person, Wayzata shall be subrogated to the rights of such Covered Person against the Company for indemnification hereunder. The Company hereby acknowledges the subrogation rights of Wayzata under such circumstances and agrees to execute and deliver such further documents and/or instruments as Wayzata may reasonably request in order to evidence any such subrogation rights, whether before or after Wayzata makes any such indemnification payment. The Company shall pay any amounts due under this Section 8.6, in cash, promptly, and in any event within fifteen (15) days, upon written demand therefor from Wayzata. The Company hereby waives any right against Wayzata to indemnification, subrogation, or contribution. Furthermore, the Company expressly agrees that Wayzata is an intended third party beneficiary as to the indemnification provisions of this Agreement and shall be entitled to bring suit against the Company to enforce said provisions. 8.7 Amendments. Any amendment of this Article 8 shall not adversely affect any right or protection of a Covered Person or an Identified Person who was a Covered Person or an Identified Person, respectively, at the time of such amendment or repeal, and such rights and protections shall survive such amendment or repeal with respect to events that occurred before such amendment or repeal. Article 9 TRANSFERS 9.1 Restrictions on Transfers. (a) Each Member agrees with each other Member and the Company that such Member shall not Transfer all or any portion of the Units (or any fractional or beneficial interest therein) held by such Member (regardless of the manner in which such Member initially acquired such Units) except as expressly permitted in this Article 9 (each such permitted Transfer of Units, a “Permitted Transfer”). Any purported Transfer of Units in violation of this Agreement shall be null and void ab initio and the Company shall not recognize any such Transfer or accord to any purported Transferee any rights as a member of the Company. Any Transfer or series of Transfers of capital stock, interests or other securities of a Member to any other Person (including any Transfer by way of merger, consolidation or other business combination) such that Persons who hold a majority of the capital stock, interests or other securities of such Member immediately prior to such Transfer(s) cease to hold a majority of the capital stock, interests or other securities of such Member (or its successor) immediately following such Transfer(s) shall constitute a Transfer of Units for purposes of this Agreement. (b) From and after the Effective Date, no Member may Transfer any or all of its Units (or any fractional or beneficial interest therein) other than: (i) to a Permitted Transferee of such Member, (ii) in compliance with Section 9.6 or Section 9.7, (iii) solely confidential confidential

-31- NY 72934447v9 in the case of any Class B Units, to the Company in connection with a repurchase by the Company of such Class B Units from a Management Holder in accordance with the terms of the Management Equity Plan or the Award Agreement pursuant to which such Class B Units were issued or are subject, or (iv) with the prior written consent of the Board and the Majority Members; provided that in each such case, the Transferor and the Transferee comply in all respects with the applicable terms and conditions for such Transfer set forth or provided for herein. In addition to the restrictions on Transfer set forth in this Article 9, each Class B Unit shall be subject to such further transfer restrictions as may be set forth in the Management Equity Plan and/or the applicable Award Agreement with respect to such Class B Unit, and any Transfer of Class B Units in violation of the Management Equity Plan and/or the applicable Award Agreement shall be null and void ab initio and the Company shall not recognize any such Transfer or accord to any purported Transferee pursuant to any such Transfer any rights as a member of the Company. (c) Notwithstanding anything to the contrary herein, no Transfer of Units to a Permitted Transferee of a Member may be made unless: (i) the Transferor provides the Company with a Transfer Notice with respect to such Transfer in accordance with Section 9.2, (ii) the Board does not within the ten (10) Business Day period following the Company’s receipt of the Transfer Notice make a determination that such Transfer is not permitted by this Agreement, (iii) the certificates representing such Units bear legends as provided in Section 9.3 (for so long as such legends are applicable), and (iv) prior to the closing of such Transfer (1) the Transferee and the Transferor shall have delivered to the Company representation letters substantially in the forms attached hereto as Exhibit B (or such other forms as may be approved from time to time by the Board and available from the Company), (2) the Transferor shall have delivered to the Company a legal opinion reasonably acceptable to the Board, stating that the registration of the Units that are the subject of such proposed Transfer is not required under the Securities Act or any applicable state securities or “blue sky” laws, (3) the Transferee shall have delivered to the Company a Joinder Agreement, duly completed and executed by the Transferee and (4) the Transferee shall have executed and delivered to the Company a written undertaking, in form and substance satisfactory to the Board, that such Transferee shall remain a Permitted Transferee of the Transferor until the Company is dissolved pursuant to Section 15.1 and, if such Transferee ceases to be a Permitted Transferee of the Transferor, then such Transferee will Transfer such Units back to the Transferor. Any of the requirements set forth in the immediately preceding sentence may be waived by the Board in its sole discretion. (d) In no event shall any Member Transfer any Units to any Person that the Board reasonably determines to be engaged in competition with the Company (a “Competitor”), except (i) with the prior written consent of the Board and the Majority Members or (ii) pursuant to a Sale Transaction or a Tag-Along Transaction. (e) Except for any Transfer of Units pursuant to a Sale Transaction or a Tag- Along Transaction in compliance with Section 9.6 and Section 9.7, respectively, no Transfer of Units shall be permitted if such Transfer (i) would, if effected, result in the Company having one hundred (100) or more holders of Units of record (as such concept confidential confidential

-32- NY 72934447v9 is understood for purposes of Section 12(g) of the Exchange Act and any relevant rules promulgated thereunder), (ii) would, if consummated, require the Company to register its Units under the Exchange Act (as a result of the number of holders of Units or otherwise), unless, at the time of such Transfer, the Company is already subject to reporting obligations under Section 13 or Section 15(d) of the Exchange Act, (iii) would, in the judgment of the Board, cause the Company to be treated as an association taxable as a corporation or as a “publicly traded partnership” for federal income tax purposes, (iv) would cause a violation of applicable law, (v) requires the prior approval of any Person under applicable law unless such approval is obtained prior to such Transfer, (vi) would cause the Company to be required to register as an “investment company” under the Investment Company Act, or (vii) would, in the judgment of the Board, result in an adverse effect, in any material respect, on the business, results of operations, condition (financial or otherwise), reputation, prospects, assets or liabilities of the Company or any of its Subsidiaries. (f) The Board (or an officer of the Company to whom such determination has been delegated by the Board) shall cause each Permitted Transfer to be registered on the books of the Company. Upon the closing of each Permitted Transfer and the Transferee becoming a party to this Agreement, such Transferee shall be deemed a Member for purposes of this Agreement, shall be entitled to the rights of a Member with respect to the Transferred Units and Schedule A shall be amended by the Company accordingly. (g) If the Board determines that a proposed Transfer is not permitted hereunder, the Board shall promptly inform the Member proposing such Transfer of such determination. 9.2 Notice of Transfer. Unless otherwise provided by the Board, any Member proposing to effect a Transfer of Units to a Permitted Transferee must submit to the Company, prior to such Transfer, a written notice (a “Transfer Notice”) of such Transfer. A Transfer Notice shall be mailed or delivered to the Company, to the attention of (a) the Secretary, General Counsel or Chief Financial Officer of the Company, or any of their designees, and (b) the Chairman (collectively, the “Transfer Notice Recipients”), in each case in accordance with Section 18.6. A Transfer Notice shall include, and be accompanied by, (i) the name, address, telephone number, facsimile number and electronic mail address of each of the Transferor and the Transferee, (ii) a detailed description as to the affiliation between the Transferee and the Transferor, (iii) the number of Units proposed to be Transferred to, and acquired by, the Transferee, (iv) the date on which the Transfer is expected to take place, (v) the percentage of the Transferor’s total Interest to be Transferred, (vi) if requested by the Board or any of the Transfer Notice Recipients, information demonstrating that the Transferee is not a Competitor and is a Permitted Transferee, and (vii) a request that the Company register the Transfer on the books of the Company and inform the Company’s transfer agent of the Transfer. 9.3 Legend on Certificates. (a) All certificates evidencing Units shall conspicuously bear the following legend (subject to Section 9.3(c) below): confidential confidential

-33- NY 72934447v9 “THE LIMITED LIABILITY COMPANY INTERESTS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR AN EXEMPTION THEREFROM AND, IN EACH CASE, IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS.” (b) In addition to the legend required by Section 9.3(a) above, all certificates (if any) evidencing Units shall conspicuously bear the following legend (subject to Section 9.3(c) below): “THE LIMITED LIABILITY COMPANY INTERESTS REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO VARIOUS CONDITIONS, INCLUDING CERTAIN RESTRICTIONS ON SALE, DISPOSITION OR TRANSFER AS SET FORTH IN THE COMPANY’S AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (AS AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “OPERATING AGREEMENT”). NO REGISTRATION OR TRANSFER OF THESE LIMITED LIABILITY COMPANY INTERESTS WILL BE MADE ON THE BOOKS OF THE COMPANY UNLESS AND UNTIL SUCH RESTRICTIONS SHALL HAVE BEEN COMPLIED WITH. THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH HOLDER OF RECORD OF THE LIMITED LIABILITY COMPANY INTERESTS REPRESENTED BY THIS CERTIFICATE A COPY OF THE OPERATING AGREEMENT, CONTAINING THE ABOVE-REFERENCED RESTRICTIONS ON TRANSFERS OF LIMITED LIABILITY COMPANY INTERESTS, UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS.” (c) In the event that any Units represented by a certificate shall be registered for Transfer under the Securities Act, the Company shall, upon the written request of the holder of such Units, issue to such holder a new certificate evidencing such Units without the legend required by Section 9.3(a). In the event that any Units represented by a certificate shall cease to be subject to the restrictions on Transfer set forth in this Article 9, the Company shall, upon the written request of the holder of such Units, issue to such holder a new certificate evidencing such Units without the legends required by Section 9.3(b). (d) Certificates evidencing Class B Units shall conspicuously bear any legends (if any) required by the Management Equity Plan and/or the applicable Award Agreement in compliance with, and so long as required by, the Management Equity Plan and/or the applicable Award Agreement. confidential confidential

-34- NY 72934447v9 9.4 Transfer Agents and Registrars; Regulations. The Company, by resolution of the Board, shall from time to time appoint a transfer agent and a registrar, under such arrangements and upon such terms and conditions as the Board deems advisable, but until and unless the Board appoints some other Person as its transfer agent (and upon the revocation of any such appointment, thereafter until a new appointment is similarly made) the Secretary shall be the transfer agent of the Company without the necessity of any formal action of the Board, and the Secretary, or any Person designated by the Secretary, shall perform all of the duties of such transfer agent. The Board may make such rules and regulations as it may deem expedient and as are not inconsistent with this Agreement, concerning the issue, registration and Transfer of certificates for Units. 9.5 Termination of Transfer Restrictions Upon Qualified Public Offering. The provisions of this Article 9 (except the legend requirements set forth in Section 9.3 above, to the extent still applicable) shall terminate upon the occurrence of a Qualified Public Offering. 9.6 Drag-Along Transactions. (a) In the event that one or more Members holding a majority of the then-issued and outstanding Class A Units (the “Selling Members”) determine to effect, approve or otherwise take any action that would cause the occurrence of a Sale Transaction, the Company or the Selling Members (or a designated representative acting on behalf of the Selling Members) will have the right (but not the obligation) to deliver written notice thereof (a “Drag Notice”) to all other Members (the “Dragged Members”). Such written notice shall be delivered in accordance with Section 18.6 and shall contain a general description of the material terms and conditions of the Sale Transaction, including the identity of the Third Party Purchaser, the amount and form of consideration to be paid by the Third Party Purchaser and the proposed date of the closing of the Sale Transaction; provided, that the Selling Members may elect to omit from the Drag Notice any such terms and conditions of the Sale Transaction if the Selling Members determine that the disclosure thereof to the Dragged Members would have an adverse effect on the Sale Transaction or the consummation thereof, but the omission of any such terms and conditions shall not have any effect on the validity of the Drag Notice. (b) If a Drag Notice is delivered by the Company or by or on behalf of the Selling Members to the Dragged Members, each Dragged Member shall: (i) if such Sale Transaction is structured as a sale or other Transfer of Units, be obligated to Transfer to the Third Party Purchaser (subject to the other terms of this Section 9.6), at the closing of such Sale Transaction, all Units held by such Dragged Member (or the applicable portion of such Dragged Member’s Units that are required to be Transferred in connection with such Sale Transaction as determined in accordance with Section 9.6(c)), free and clear of any Liens; provided, that each Dragged Member shall be paid in respect of its Units sold in such Sale Transaction no less than the aggregate net consideration from such Sale Transaction that such Dragged Member would have received if such aggregate net consideration had been distributed by the Company pursuant to Section 13.1; (ii) execute and deliver the applicable purchase agreement and/or other agreements or documents governing such Sale Transaction (the “Sale Transaction Documents”); provided, however, that no Dragged Member shall be required to confidential confidential

-35- NY 72934447v9 (x) enter into any post-closing non-compete, non-solicitation, non-interference or similar post-closing restrictive covenants (other than any confidentiality and/or non-use of confidential information obligations) in connection with such Sale Transaction, or (y) become liable for any indemnification obligations that exceed the net proceeds payable to such Dragged Member in connection with such Sale Transaction; (iii) use commercially reasonable efforts to obtain or make any consents or filings necessary to be obtained or made by such Dragged Member to effectuate such Sale Transaction; (iv) not (A) take any action that might impede, be prejudicial to or be inconsistent with, such Sale Transaction, (B) assert, at any time, any claim against the Company or any other Member (including any Selling Member) in connection with such Sale Transaction, or (C) disclose to any Person any information related to such Sale Transaction (including, without limitation, the fact that discussions or negotiations are taking place concerning such Sale Transaction, or any of the terms, conditions or other facts with respect to such Sale Transaction); (v) take all necessary or desirable actions reasonably requested by the Selling Members and/or the Company in connection with the consummation of such Sale Transaction, including (i) voting such Member’s Units, whether by proxy, voting agreement or otherwise, (A) in favor of such Sale Transaction and (B) if applicable, in favor of a Corporate Conversion in connection with such Sale Transaction and (ii) without limiting the provisions of Section 5.6, expressly waiving any appraisal, dissenters or similar rights; and (vi) if such Sale Transaction is structured as a Transfer of assets, approve any subsequent dissolution and liquidation of the Company or any of its Subsidiaries in connection therewith. (c) In the case of a Sale Transaction involving less than one hundred percent (100%) of the then-issued and outstanding Units, a portion of the Units held by the Dragged Members shall be sold or Transferred in such Sale Transaction, which portion shall correspond to the portion of the Units held by the Selling Members (in the aggregate) that are proposed to be included in such Sale Transaction. (d) At the closing of any Sale Transaction that is structured as a sale or other Transfer of Units in which the Selling Members have exercised their rights under this Section 9.6, each Dragged Member shall deliver at such closing, against payment of the purchase price therefor in accordance with the terms of the Sale Transaction Documents, certificates or other documentation (or other evidence thereof reasonably acceptable to the Third Party Purchaser) representing such Dragged Member’s Units to be sold, duly endorsed for transfer or accompanied by duly endorsed instruments of transfer, and such other documents as are deemed reasonably necessary by the Selling Members, the Third Party Purchaser and/or the Company for the proper transfer of such Units on the books of the Company, free and clear of any Liens. confidential confidential

-36- NY 72934447v9 (e) Each Selling Member and each Dragged Member will bear its pro rata share (based upon the aggregate consideration to be paid to such Member) of the costs and expenses of any Sale Transaction to the extent such costs and expenses are incurred for the benefit of all such Members or the Company and are not otherwise paid by the Company or the Third Party Purchaser. Costs and expenses incurred by any such Member on its own behalf will not be considered costs and expenses of the Sale Transaction and will be borne solely by such Member. (f) The Company shall, and shall use its commercially reasonable efforts to cause its officers, employees, agents, contractors and others under its control to, cooperate and assist in any proposed Sale Transaction and not to take any action which might impede, be prejudicial to or be inconsistent with, any such Sale Transaction. Pending the completion of any proposed Sale Transaction, the Company shall use commercially reasonable efforts to operate in the ordinary course of business and to maintain all existing business relationships in good standing and otherwise comply with the terms of the Sale Transaction Documents to which it is a party. (g) The Company shall cooperate with the Selling Members to enter into a Sale Transaction and to take any and all such further action in connection therewith as the Selling Members may deem necessary or appropriate in order to consummate (or, if directed by the Selling Members, to abandon) any such Sale Transaction. Neither the Company nor any of the Selling Members shall have any liability if any Sale Transaction is not consummated for any reason. Subject to the provisions of this Section 9.6, the Selling Members, in exercising their rights under this Section 9.6, shall have complete discretion over the terms and conditions of any Sale Transaction effected thereby, including price, payment terms, conditions to closing, representations, warranties, affirmative covenants, negative covenants, indemnification, holdbacks and escrows. At the request of the Selling Members, the Board shall authorize and direct the Company and any now or hereafter created Subsidiary of the Company to execute such agreements, documents, applications, authorizations, registration statements and instruments as it may deem necessary or appropriate in connection with any Sale Transaction. (h) A Transfer of Units in a Sale Transaction by a Selling Member or a Dragged Member pursuant to this Section 9.6 shall not be subject to the other requirements of this Article 9. (i) IN ORDER TO SECURE THE OBLIGATIONS OF EACH DRAGGED MEMBER TO VOTE SUCH DRAGGED MEMBER’S UNITS IN FAVOR OF A SALE TRANSACTION AND (WITHOUT LIMITING THE PROVISIONS OF SECTION 5.6) TO WAIVE ANY APPRAISAL, DISSENTERS OR SIMILAR RIGHTS THAT SUCH DRAGGED MEMBER HAS (OR MAY HAVE) WITH RESPECT TO ANY SALE TRANSACTION, EACH DRAGGED MEMBER HEREBY IRREVOCABLY APPOINTS THE SELLING MEMBERS (AND EACH OF THEM) AS SUCH DRAGGED MEMBER’S TRUE AND LAWFUL PROXY AND ATTORNEY, WITH FULL POWER OF SUBSTITUTION, TO VOTE ALL UNITS OWNED OR HELD BY SUCH DRAGGED MEMBER OR OVER WHICH SUCH DRAGGED MEMBER HAS VOTING CONTROL TO EFFECTUATE SUCH VOTES AND WAIVERS. IN confidential confidential

-37- NY 72934447v9 ADDITION, IN ORDER TO SECURE THE OBLIGATIONS OF EACH DRAGGED MEMBER TO EXECUTE AND DELIVER THE SALE TRANSACTION DOCUMENTS, AND TO TAKE ACTIONS IN CONNECTION WITH THE CONSUMMATION OF A SALE TRANSACTION, EACH DRAGGED MEMBER HEREBY IRREVOCABLY GRANTS TO THE SELLING MEMBERS (AND EACH OF THEM) A POWER-OF-ATTORNEY TO SIGN ANY AND ALL SUCH SALE TRANSACTION DOCUMENTS AND TO TAKE ANY AND ALL SUCH ACTIONS, IN THE NAME AND ON BEHALF OF SUCH DRAGGED MEMBER. THE PROXIES AND POWERS OF ATTORNEY GRANTED BY EACH DRAGGED MEMBER PURSUANT TO THIS SECTION 9.6(i) ARE COUPLED WITH AN INTEREST, ARE IRREVOCABLE, SHALL NOT BE AFFECTED BY SUBSEQUENT DISABILITY OR INCAPACITY OF ANY DRAGGED MEMBER WHO IS AN INDIVIDUAL, AND SHALL SURVIVE THE DEATH, INCOMPETENCY OR DISABILITY OF ANY DRAGGED MEMBER WHO IS AN INDIVIDUAL AND THE MERGER, LIQUIDATION, BANKRUPTCY, INSOLVENCY OR DISSOLUTION OF ANY DRAGGED MEMBER THAT IS NOT AN INDIVIDUAL. ANY SELLING MEMBER MAY EXERCISE THE PROXIES AND POWERS OF ATTORNEY GRANTED BY ANY DRAGGED MEMBER HEREUNDER AT ANY TIME SUCH DRAGGED MEMBER FAILS TO COMPLY WITH THE PROVISIONS OF THIS SECTION 9.6. (j) For the avoidance of doubt, the obligations of the Company and the Dragged Members pursuant to this Section 9.6 shall apply irrespective of the amount of consideration (if any) to be paid to each Dragged Member pursuant to the Sale Transaction. 9.7 Tag-Along Transactions. (a) In the event that one or more Members who hold Class A Units (the “Initiating Holders”) desire to effect a Tag-Along Transaction (and such Initiating Holders have not exercised the drag-along rights set forth in Section 9.6), the Initiating Holders (or a designated representative acting on their behalf) shall deliver written notice (a “Sale Notice”) to all other Members (the “Tag-Along Sellers”) and the Company, in accordance with Section 18.6, at least fifteen (15) Business Days prior to the consummation of such Tag-Along Transaction, offering the Tag-Along Sellers the opportunity to participate in such Tag-Along Transaction on the terms and conditions set forth in the Sale Notice (which terms and conditions shall be substantially the same as those terms and conditions applicable to the Initiating Holders). The Sale Notice shall contain a general description of the material terms and conditions of the Tag-Along Transaction, including the names of the parties to the proposed Tag-Along Transaction, the total number of Class A Units proposed to be Transferred, and the proposed amount and form of consideration; provided, that the Initiating Holders may elect to omit from the Sale Notice any such terms and conditions of the Tag-Along Transaction if the Initiating Holders determine that the disclosure thereof to the Tag-Along Sellers or the Company would have an adverse effect on the Tag-Along Transaction or the consummation thereof, but the omission of any such terms and conditions shall not have any effect on the validity of the Sale Notice. (b) Each Tag-Along Seller may, by written notice to the Initiating Holders (or their designated representative) delivered within ten (10) Business Days after delivery of the Sale Notice to such Tag-Along Seller, elect to sell Units in such Tag-Along confidential confidential

-38- NY 72934447v9 Transaction, on the terms and conditions set forth in the Sale Notice; provided, however, that if such proposed Transferee desires to purchase a number of Units that is less than the aggregate number of Units proposed to be Transferred by the Initiating Holders and any Tag-Along Sellers electing to sell Units in the Tag-Along Transaction, then the Initiating Holders may elect to either (A) terminate such Tag-Along Transaction with respect to the Initiating Holders and each Tag-Along Seller or (B) consummate such Tag-Along Transaction on the basis of such lesser number of Units and, upon such election to consummate the Tag-Along Transaction, each Initiating Holder and each electing Tag-Along Seller shall be permitted to sell to such Transferee up to that number of Units owned by such Initiating Holder or such Tag-Along Seller, as the case may be, equal to the product of (x) the total number of Units to be acquired by the Transferee in the proposed Tag-Along Transaction and (y) such Initiating Holder’s or Tag-Along Seller’s proportionate percentage of the total number of then-issued and outstanding Units held by the Initiating Holders and electing Tag-Along Sellers. (c) In connection with any Tag-Along Transaction in which any Tag-Along Seller elects to participate pursuant to this Section 9.7, each such Tag-Along Seller will take all necessary or desirable actions reasonably requested by the Initiating Holders and/or the Company in connection with the consummation of such Tag-Along Transaction, including executing and delivering the applicable purchase agreement or other agreements or documents governing such Tag-Along Transaction (the “Tag-Along Transaction Documents”). No Tag-Along Seller shall (i) take any action that might impede, be prejudicial to or be inconsistent with, any Tag-Along Transaction, (ii) assert, at any time, any claim against the Company or any other Member (including any Initiating Holder) in connection with such Tag-Along Transaction, or (iii) disclose to any Person any information related to such Tag-Along Transaction (including, without limitation, the fact that discussions or negotiations are taking place concerning such Tag-Along Transaction, or any of the terms, conditions or other facts with respect to such Tag-Along Transaction). The election by any Tag-Along Seller to sell or not to sell all or any portion of such Member’s Units in any Tag-Along Transaction shall not adversely affect such Tag-Along Seller’s right to participate in any future Tag-Along Transaction. (d) At the closing of any Tag-Along Transaction in which any Tag-Along Seller has exercised its rights under this Section 9.7, such Tag-Along Seller shall deliver at such closing, against payment of the consideration therefor in accordance with the terms of the Tag-Along Transaction Documents, certificates or other documentation (or other evidence thereof reasonably acceptable to the Transferee of such Units) representing its Units to be sold, duly endorsed for transfer or accompanied by duly endorsed instruments of transfer, and such other documents as are deemed reasonably necessary by the Initiating Holders, the Transferee and/or the Company for the proper Transfer of such Units on the books of the Company, free and clear of any Liens. (e) Each Initiating Holder and each Tag-Along Seller electing to participate in a Tag-Along Transaction will bear its pro rata share (based upon the number of Units held by such Member) of the costs and expenses of any such Tag-Along Transaction to the extent such costs and expenses are incurred for the benefit of all such Members and are not otherwise paid by the Company or the Transferee. Costs and expenses incurred confidential confidential

-39- NY 72934447v9 by any such Member on its own behalf will not be considered costs of the Tag-Along Transaction and will be borne solely by such Member. (f) Subject to the provisions of this Section 9.7, the Initiating Holders shall have complete discretion over the terms and conditions of any Tag-Along Transaction, including price, payment terms, conditions to closing, representations, warranties, affirmative covenants, negative covenants, indemnification, holdbacks and escrows. None of the Initiating Holders shall have any liability if any Tag-Along Transaction is not consummated for any reason. (g) The Company shall, and shall use its commercially reasonable efforts to cause its officers, employees, agents, contractors and others under its control to, cooperate and assist in any proposed Tag-Along Transaction and not to take any action which might impede, be prejudicial to or be inconsistent with, any such Tag-Along Transaction. Pending the completion of any proposed Tag-Along Transaction, the Company shall use commercially reasonable efforts to operate in the ordinary course of business and to maintain all existing business relationships in good standing and otherwise comply with the terms of the Tag-Along Transaction Documents to which it is a party. (h) If any Tag-Along Seller electing to participate in a Tag-Along Transaction breaches any of its obligations under this Section 9.7 or under any of the Tag-Along Transaction Documents, then such Tag-Along Seller will not be permitted to participate in such Tag-Along Transaction and the Initiating Holders can proceed to close such Tag- Along Transaction excluding the sale of such Tag-Along Seller’s Units therefrom. (i) In no event shall any Tag-Along Seller have any rights under this Section 9.7 or otherwise with respect to a sale or other Transfer by any Initiating Holders of any debt or equity securities of the Company other than Units. (j) A Transfer of Units by an Initiating Holder or a Tag-Along Seller pursuant to this Section 9.7 shall not be subject to the other requirements of this Article 9 and the provisions of this Section 9.7 shall not apply in the event that Selling Members Transfer Units in a Sale Transaction in which such Selling Members exercise their rights under Section 9.6. 9.8 Appointment of Purchaser Representative. If the Selling Members or Initiating Holders enter into any negotiation or transaction for which Rule 506 of Regulation D (or any similar rule then in effect) promulgated by the SEC may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), each Dragged Member or electing Tag-Along Seller (as applicable) who is not an “accredited investor” (as such term is defined in Rule 501 of Regulation D) shall, at the request of the Company, or the Selling Members or the Initiating Holders (as applicable), appoint a “purchaser representative” (as such term is defined in Rule 501 of Regulation D) reasonably acceptable to the Company and the Selling Members or the Initiating Holders (as applicable) in connection with such negotiation or transaction and the Company shall pay the fees of such purchaser representative. confidential confidential

-40- NY 72934447v9 9.9 Merger or Consolidation. Subject to the provisions of this Agreement, the Company may, with the approval of the Board and of the Majority Members and without the need for any further act, vote or approval of any class or group of Members, merge with, or consolidate into, another Entity (including an “other business entity” as defined in Section 18- 209(a) of the Act), regardless of whether the Company is the survivor; provided that, if in connection with any such merger or consolidation any amendment of this Agreement that would require the approval of other Members is to be effected, then the approval of such other Members shall be required in connection with such merger or consolidation; provided, however, that a merger or consolidation used as a means to effect the Corporate Conversion pursuant to Section 20.1, shall be subject to the voting and other provisions in such Section 20.1. Nothing in this Section 9.9 shall be deemed to impair, diminish, alter or otherwise affect the rights and obligations of the Members under Section 9.6. Article 10 FISCAL YEAR; BOOKS OF ACCOUNT; REPORTS 10.1 Fiscal Year. The fiscal year of the Company (the “Fiscal Year”) shall be the year ending on December 31, unless another fiscal year is established by the Board. 10.2 Books and Records. The books and records of the Company may be kept at such place or places as may be from time to time designated by the Board. The Company shall keep correct and complete books and records of account, including the amount of its assets and liabilities, minutes of its proceedings of its Members and the Board (and any committee of the Board) and the names and places of residence of its officers. 10.3 Tax Information. The Company shall, as a Company expense, as soon as reasonably practicable after the end of each Fiscal Year, furnish the Members with all necessary tax reporting information required by the Members for the preparation of their respective federal, state and local income tax returns, including each Member’s Schedule K-1 or analogous schedule. The Board shall use reasonable efforts to cause all federal, state and local income and other tax returns to be timely filed by the Company, and shall supervise the Company’s accountant in the preparation of the Company’s tax returns, which returns shall be signed by an authorized Member on behalf of the Company and co-signed by the Company’s accountant as preparer. 10.4 Tax Elections and Accounting. Except as otherwise provided in this Agreement, all decisions as to accounting principles, whether for the Company’s books or for income tax purposes (and such decisions may be different for each such purpose), all elections available to the Company under applicable tax law and the treatment of all transactions on the Company’s tax returns, shall be made by the Board, in consultation with the Company’s tax advisors. The Board may, at the time and in the manner provided in Treasury Regulations Section 1.754-1(b), cause the Company to elect pursuant to Code Section 754 to adjust the basis of the assets of the Company in the manner provided in Code Sections 734 and 743, and may make comparable elections under comparable provisions of state, local, or foreign tax law. 10.5 Tax Matters Member. Unless otherwise agreed by the Board, and subject to the terms of this Agreement, Wayzata Opportunities Fund II, L.P. shall have full power and confidential confidential

-41- NY 72934447v9 authority to act for the Company and the Members as “tax matters partner,” as defined in Section 6231(a)(7) of the Code (in such capacity, the “Tax Matters Member”), with all the rights and responsibilities of that position described in Code Sections 6222-32 and to act in any similar capacity under applicable state or local law. The Tax Matters Member shall take such action as may be reasonably necessary to constitute each eligible Member a “notice partner” within the meaning of Code Section 6231(a)(8) and any similar capacity under applicable state or local law. The Tax Matters Member shall keep the other Members reasonably informed of the progress of any tax audits or examinations. The Tax Matters Member shall not extend the statute of limitations with respect to Company matters or bind any Member to any settlement agreement, in each case, without the consent of the Board. The Company shall reimburse the Tax Matters Member for all third party costs and expenses, and any other costs and expenses, incurred by it in the exercise of the rights and/or the performance of the responsibilities referred to in this Section 10.5. The Tax Matters Member shall be reimbursed by the Company for all expenses (including legal and accounting fees) incurred by it in connection with its duties as Tax Matters Member hereunder. Notwithstanding the foregoing, the Tax Matters Member shall, to the extent permitted by applicable law, delegate its rights, responsibilities and authority as Tax Matters Member to the Board or otherwise act under the complete supervision of, and at the direction of, the Board. 10.6 Required Records. To the fullest extent permitted under applicable law, each Member hereby waives its rights under Section 18-305(a) of the Act to obtain the information specified therein; provided, however, that to the extent that, notwithstanding such waiver, any such Member is entitled to receive such information, the receipt thereof shall be subject to all of the limitations set forth in Section 18-305 of the Act (including the right of the managers to keep certain information confidential from the Members pursuant to Section 18-305(c) of the Act), and shall be limited to review of the Company’s general ledger and those financial statements derived from it; provided, further, that the review of such information shall be at the sole cost and expense of such Member, during regular business hours, upon reasonable advance notice, in a manner as would not be unreasonably disruptive to the business or operations of the Company or any of its Subsidiaries, and subject to such other standards as may be established by the Board from time to time). Except as expressly required by non-waivable provisions of applicable law, the Members shall have no rights to obtain, examine or inspect, or make copies or extracts of, any documents, materials or information relating to the Company or any of its Subsidiaries or any of their respective businesses, assets, operations, properties, financial and other conditions, prospects, or members, partners or shareholders. 10.7 Audits of Books and Accounts. The Company’s books and accounts shall be audited at such times and by such auditors as shall be specified and designated by vote or written consent of the Board. Article 11 CAPITAL 11.1 Capital Contributions. The Capital Contributions of the Members made prior to or on the Effective Date are set forth on Schedule A. To the extent that any Member shall make any additional Capital Contributions to the Company, Schedule A shall be amended by the Company to reflect such additional Capital Contributions. confidential confidential

-42- NY 72934447v9 11.2 No Right to Return of Contribution. No Member shall have the right to the withdrawal or to the return of such Member’s Capital Contributions, except upon the dissolution and liquidation of the Company pursuant to, and subject to the terms and conditions of, Article 15. 11.3 Additional Capital Contributions. (a) Holders of Class A Units (in their capacity as holders of Class A Units, the “Eligible Members”) shall be required to make additional Capital Contributions to the Company in such amounts and at such times as the Board shall specify in written notices (“Additional Capital Contribution Notices”) sent by the Company from time to time to such Eligible Members (such Capital Contributions, “Additional Capital Contributions”) for any use that the Board deems appropriate. Additional Capital Contribution Notices will be sent to Eligible Members not less than ten (10) Business Days prior to the date on which an Additional Capital Contribution is due (the “Additional Capital Contribution Date”). All Additional Capital Contributions shall be paid in United States dollars to the Company in immediately available funds by no later than 3:00 p.m. (New York City time) on the Additional Capital Contribution Date. The Board may amend, delay or rescind any Additional Capital Contribution Notice at any time prior to the Additional Capital Contribution Date. (b) Each Additional Capital Contribution Notice delivered to an Eligible Member shall specify (i) the aggregate amount of Additional Capital Contributions subject to such Additional Capital Contribution Notice (the “Aggregate Capital Contribution Amount”), the Additional Capital Contribution Date, the aggregate number of Class A Units or other Interests to be issued and sold in connection with such Additional Capital Contributions and the Price Per Unit for each such Class A Unit or other Interest to be issued and (ii) such Eligible Member’s required Additional Capital Contribution, based on such Eligible Member’s pro rata share (based upon the number of Class A Units held by such Eligible Member to the aggregate number of Class A Units held by all Eligible Members) of the Aggregate Capital Contribution Amount, and the number of Class A Units to be issued to and purchased by such Eligible Member on the Additional Capital Contribution Date (calculated by dividing such Eligible Member’s Additional Capital Contribution by the Price Per Unit). (c) If any Eligible Member (a “Non-Contributing Member”) fails to contribute all or any portion of such Eligible Member’s Additional Capital Contribution (such amount that is not so contributed by a Non-Contributing Member being the “Delinquent Contribution”), then each Eligible Member that has contributed its full Additional Capital Contribution (for purposes of this Section 11.3(c), an “Other Member”) shall be entitled (but is not required) to contribute its pro rata portion of the Delinquent Contribution (based on the number of Class A Units of such Other Member to the aggregate number of Class A Units of all Other Members). Each Other Member that elects to contribute a portion of a Delinquent Contribution must elect to contribute its entire pro rata share of the Delinquent Contribution and shall deliver a written notice to the Company within ten (10) days after the Additional Capital Contribution Date to such effect. If any Other Member does not elect to contribute its entire pro rata share of the Delinquent Contribution by the expiration of such 10-day period, any Other Member that has elected to contribute its entire pro rata share of the Delinquent Contribution may elect to contribute its entire pro rata share of the remaining portion of the Delinquent confidential confidential

-43- NY 72934447v9 Contribution that is not contributed by Other Members (based only on the number of Class A Units held by such Other Member and the Other Members that have elected to contribute their entire pro rata shares of the Delinquent Contribution) until either the Other Members elect to contribute the full amount of such remaining portion of a Delinquent Contribution or no Other Member elects to contribute any remaining portion (which elections described in this sentence shall in any event be concluded within five (5) days following the expiration of such 10-day period). The amount contributed to a Delinquent Contribution by each electing Other Member shall be included in, and deemed a part of, the aggregate amount of such Other Member’s “Additional Capital Contribution” and such Other Member shall receive the appropriate number of Class A Units or other Interests in connection with any such Capital Contribution. (d) Whenever an Eligible Member makes an Additional Capital Contribution to the Company, the Company shall credit the amount of such Additional Capital Contribution to such Eligible Member’s Capital Account and issue and sell to such Eligible Member the Class A Units or other Interests so purchased; provided, however, that in lieu of Class A Units, the Company may, in the discretion of the Board and pursuant to Section 5.2(b), issue preferred Units with terms and conditions reasonably acceptable to the Company and the Majority Members. (e) A Non-Contributing Member shall be subject to such penalties or consequences as the Board shall deem appropriate, including any such penalties or consequences specified in or permitted by the Act. (f) Except as set forth in this Section 11.3, from and after the Effective Date, no Member will be obligated to make any further Capital Contribution to the Company. 11.4 Loans to the Company; No Interest on Capital. The Members may, but are not obligated to, make loans or provide other extensions of credit to the Company from time to time, as authorized by the Board. Any such loans or extensions of credit shall not be treated as Capital Contributions to the Company for any purpose under this Agreement nor entitle such Member to any increase in its share of the Profits and Losses and Distributions, but the Company shall be obligated to such Member for the amount of any such loans or extensions of credit pursuant to the terms thereof, as the same are determined by the Board and such Member. Interest with respect to the outstanding amount of any loans or other extensions of credit made or provided by a Member to the Company shall accrue and be payable at such times and at such rates as is determined by the Board and such Member. All scheduled principal and interest payments with respect to any loans or other extensions of credit from a Member to the Company pursuant to this Section 11.4 shall be repaid or cash collateralized before any Distributions to any Members pursuant to Section 13.1 or Section 15.2. No interest shall be paid on any Capital Contribution to the Company or on any balance in any Capital Account. 11.5 Creditor’s Interest in the Company. No creditor who makes a loan or otherwise extends credit to the Company shall have or acquire at any time as a result of making the loan or providing the extension of credit any direct or indirect interest in the profits, capital or property of the Company, other than such interest as may be accorded to a secured creditor. Notwithstanding the foregoing, and subject to other limitations expressly set forth in this confidential confidential

-44- NY 72934447v9 Agreement, this provision shall not prohibit in any manner whatsoever a secured creditor from participating in the profits of operation or gross or net sales of the Company or in the gain on sale or refinancing of the Company, all as may be provided in its loan or security agreements. 11.6 Capital Accounts. (a) The Company shall establish and maintain a separate Capital Account for each Member in accordance with the following provisions: (i) To each Member’s Capital Account there shall be credited such Member’s Capital Contributions, such Member’s allocable share of Profits, and any items in the nature of income or gain that are specially allocated to such Member under this Agreement, and the amount of any Company liabilities that are assumed by such Member in accordance with the terms hereof (other than liabilities that are secured by any Company property distributed to such Member that such Member is considered to assume or take subject to under Code Section 752). (ii) To each Member’s Capital Account there shall be debited the amount of cash and the Gross Asset Value of any Company property distributed to such Member pursuant to any provision of this Agreement (net of liabilities secured by such distributed property that such Member is considered to assume or take subject to under Code Section 752), such Member’s allocable share of Losses, and any items in the nature of expenses or losses that are specially allocated to such Member under this Agreement, and the amount of any liabilities of such Member that are assumed by the Company (other than liabilities that are secured by any property contributed by such Member to the Company that the Company is considered to assume or take subject to under Code Section 752). (iii) In the event any Unit is Transferred in accordance with the terms of this Agreement, the Transferee shall succeed to the Capital Account of the Transferor to the extent it relates to the Transferred Unit. In the case of a sale or exchange of an Unit at a time when an election under Code Section 754 is in effect, the Capital Account of the Transferee Member shall not be adjusted to reflect the adjustments to the adjusted tax bases of Company property required under Code Sections 754 and 743, except as otherwise permitted by Treasury Regulations Section 1.704-1(b)(2)(iv)(m). (iv) In determining the amount of any liability for purposes of paragraphs (i) and (ii) above, there shall be taken into account Code Section 752(c) and the Treasury Regulations promulgated thereunder, and any other applicable provisions of the Code and Regulations. (v) In the event that any options exercisable for Class B Units are exercised for Class B Units, the holder exercising such options, in addition to being treated as having made a Capital Contribution equal to the aggregate exercise price and any other amounts paid to the Company in connection with the exercise of the options, shall be treated as having made a Capital Contribution at the time of the option exercise equal to the compensation income recognizable by confidential confidential

-45- NY 72934447v9 such holder as a result of the exercise of the options (as determined by the Board in its sole discretion). Any deduction or other tax item of the Company attributable to the compensation income recognizable by such holder shall be allocated among the Members immediately prior to any such exercise (including such holder, but only in respect of Class B Units, if any, held by such holder prior to the exercise of the relevant options). (b) This Section 11.6 and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Sections 1.704-1(b) and 1.704-2, and shall be interpreted and applied in a manner consistent with such Regulations. The Board’s determination of Capital Accounts shall be binding upon all Members, except as otherwise required by law. 11.7 Return of Capital. No Member shall be liable for the return of the Capital Contributions (or any portion thereof) of any other Member, it being expressly understood that any such return shall be made solely from Company assets. No Member shall be required to pay to the Company or to any other Member any deficit in its Capital Account upon dissolution of the Company or otherwise, and no Member shall be entitled to withdraw any part of its Capital Contributions or Capital Account, to receive interest on its Capital Contributions or Capital Account or to receive any Distributions from the Company, except as expressly provided for in this Agreement or under applicable law. Article 12 ALLOCATION OF PROFITS AND LOSSES 12.1 Profits and Losses. Except as otherwise stated in this Article 12, Profits and Losses for each Allocation Year shall be allocated among the Members in such a manner that, as of the end of such Allocation Year, the sum of (a) the Capital Account of each Member, (b) such Member’s share of Company Minimum Gain (as determined according to Treasury Regulations Section 1.704-2(g)), and (c) such Member’s Member Nonrecourse Debt Minimum Gain shall be equal to the respective net amounts, positive or negative, which would be distributed to them, determined as if the Company were to (x) liquidate the assets of the Company for an amount equal to their Gross Asset Value, and (y) distribute the proceeds of liquidation pursuant to Section 15.2. 12.2 Special Allocations. (a) Minimum Gain Chargeback. Notwithstanding any other provision of this Article 12, if there is a net decrease in Company Minimum Gain during any Allocation Year, the Members shall be specially allocated items of Company income and gain for such Allocation Year (and, if necessary, subsequent Allocation Years) in an amount equal to such Member’s share of the net decrease in Company Minimum Gain, determined in accordance with Treasury Regulations Section 1.704-2(g)(2). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items so allocated shall be determined in accordance with Treasury Regulations Section 1.704-2(f). This Section 12.2(a) is confidential confidential

-46- NY 72934447v9 intended to comply with the minimum gain chargeback requirement in Section 1.704-2(f) of the Treasury Regulations and shall be interpreted consistently therewith. (b) Member Nonrecourse Debt Minimum Gain Chargeback. Notwithstanding any other provision of this Article 12, except Section 12.2(a), if there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt during any Allocation Year, each Member who has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Treasury Regulations Section 1.704-2(i)(5), shall be specially allocated items of Company income and gain for such Allocation Year (and, if necessary, subsequent Allocation Years) in an amount equal to such Member’s share of the net decrease in Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Treasury Regulations Section 1.704- 2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items so allocated shall be determined in accordance with Treasury Regulations Sections 1.704- 2(i)(4) and 1.704-2(j)(2). This Section 12.2(b) is intended to comply with the minimum gain chargeback requirement in Treasury Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith. (c) Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in paragraphs (4), (5) and (6) of Treasury Regulations Section 1.704-1(b)(2)(ii)(d), items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by such Regulations, the Adjusted Capital Account deficit of such Member as quickly as possible, provided that an allocation pursuant to this Section 12.2(c) shall be made only if and to the extent that such Member would have an Adjusted Capital Account deficit after all other allocations provided for in this Article 12 have been tentatively made as if this Section 12.2(c) were not in this Agreement. (d) Gross Income Allocation. In the event any Member has a deficit Capital Account at the end of any Allocation Year that is in excess of the sum of (i) the amount such Member is obligated to restore pursuant to any provision of this Agreement and (ii) the amount such Member is obligated to restore pursuant to the penultimate sentence of each of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 12.2(d) shall be made only if and to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article 12 have been made as if Section 12.2(c) and this Section 12.2(d) were not in the Agreement. (e) Nonrecourse Deductions. Nonrecourse Deductions shall be allocated to holders of Units in proportion to the number of Units held by each such holder immediately prior to such allocation. confidential confidential

-47- NY 72934447v9 (f) Member Nonrecourse Deductions. Any Member Nonrecourse Deductions for any Allocation Year shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704-2(i)(1). (g) Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations. 12.3 Curative Allocations. The allocations contained in each of Section 12.2 and Section 12.4 (the “Regulatory Allocations”) are intended to comply with certain requirements of the Code and Regulations. The Members intend that, to the extent possible, all Regulatory Allocations shall be offset either by other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 12.3. Therefore, notwithstanding any other provisions of this Article 12 (other than the Regulatory Allocations), the Board shall make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner it reasonably determines to be appropriate so that, after such offsetting allocations are made, each Member’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of this Agreement. 12.4 Limitation on Allocation of Losses. In no event shall Losses be allocated to a Member to the extent such allocation would result in such Member having an Adjusted Capital Account deficit at the end of any Allocation Year. All such Losses shall be allocated to the other Members in accordance with the positive balances in such Members’ Capital Accounts. 12.5 Other Allocation Rules. (a) Profits, Losses, and any other items of income, gain, loss, or deduction shall be allocated to the Members pursuant to this Article 12 as of the last day of each Fiscal Year, provided that Profits, Losses, and such other items shall also be allocated at such times as the Gross Asset Values of Company assets are adjusted pursuant to paragraph (b) of the definition of “Gross Asset Value”. (b) For purposes of determining the Profits, Losses, or any other items allocable to any period, Profits, Losses, and any such other items shall be determined on a daily, monthly or other basis, as reasonably determined by the Board, using any permissible method under Code Section 706 and the Regulations thereunder. (c) Except as otherwise provided in this Agreement, all items of Company income, gain, loss, deduction, and any other allocations not otherwise provided for shall confidential confidential

-48- NY 72934447v9 be divided among the Members for tax purposes in the same proportions as they share Profits or Losses, as the case may be, for the applicable Allocation Year. (d) For purposes of Code Section 752 and the Regulations thereunder, “excess nonrecourse liabilities” of the Company within the meaning of Treasury Regulations Section 1.752-3(a)(3), shall be allocated among the holders of Units in proportion to the number of Units held by each such holder immediately prior to such allocation. (e) To the extent permitted by Treasury Regulations Section 1.704-2(h)(3), the Members shall treat any Distributions as not allocable to an increase in Company Minimum Gain to the extent the Distribution does not cause or increase a deficit balance in the Adjusted Capital Account of any Member. (f) For purposes of determining the nature (as ordinary or capital and, if capital, the applicable rate) of certain items of income and gain allocated among the Members for federal income tax purposes pursuant to this Section 12.5, any items of income and gain required to be recognized as ordinary income under Code Section 1245 or as “unrecaptured section 1250 gain,” as defined in Code Section 1(h), shall be deemed to be allocated among the Members in the same proportion that the Members were allocated and claimed the tax depreciation deductions or basis deductions, directly or indirectly, giving rise to such treatment under Code Sections 1(h) and 1245. 12.6 Tax Allocations: Code Section 704(c). In accordance with Code Section 704(c) and the applicable Regulations thereunder, income, gain, loss, deduction and tax depreciation with respect to any property which has a Gross Asset Value different than its adjusted tax basis, will, solely for federal income tax purposes, be allocated among the Members in accordance with Code Section 704(c) and the Treasury Regulations thereunder to take into account such difference, using any method selected in the reasonable determination of the Board. Allocations pursuant to this Section 12.6 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement. Article 13 DISTRIBUTIONS 13.1 Distributions. (a) Subject to the terms of Sections 5.2 and 13.2, the Board may cause the Company to make Distributions to the Members on a pro rata basis in proportion to their respective ownership in the total number of Units at such times and in such amounts as the Board may determine in its sole discretion. Anything in this Agreement to the contrary notwithstanding, there shall be no required Distributions to the Members. (b) Unless a different record date is established by the Board, any Distribution pursuant to or in accordance with this Section 13.1 shall be made to the Persons shown on the Company’s books and records as holders of Units entitled to such Distribution as of the date of such Distribution. confidential confidential

-49- NY 72934447v9 13.2 Limitations on Distributions. Notwithstanding any provision to the contrary in this Article 13, no Distribution shall be made if such Distribution would violate the Act or any other applicable law. 13.3 No Other Distributions. Except as set forth in this Article 13 or upon the dissolution and liquidation of the Company pursuant to, and subject to the terms and conditions of, Article 15, no Member shall have the right to demand or receive any Distribution or other return on capital in respect of its Units or Capital Contribution. 13.4 Withholding Tax. The Company will at all times be entitled to make payments with respect to each Member in amounts required to discharge any obligation of the Company to withhold or make payments to any federal, state, local or foreign taxing authority (a “Taxing Authority”) with respect to any distribution or allocation of income or gain to such Member and to withhold (or deduct) the same from distributions to such Member. Any funds withheld by reason of this Section 13.4 shall nonetheless be deemed distributed and allocated to the Member in question for all purposes under this Agreement and, to the extent such withholding has not offset a current distribution, shall reduce future distributions to which such Member is otherwise entitled pursuant to this Agreement. If the Company makes any payment to a Taxing Authority in respect of a Member hereunder that is not withheld from actual distributions to such Member (including in connection with a distribution in kind), then such Member shall reimburse the Company for the amount of such payment, on demand, plus interest, compounded annually, on such amount from the date of such payment (or, if the Member has not received advance notification of such payment in accordance with the following sentence, from the date such Member is notified of the payment) until such amount is repaid (or deducted from a distribution) to the Company at an annual rate equal to the rate of interest which is identified as the “Prime Rate” and normally published in the Money Rates Section of The Wall Street Journal during such period, plus two (2) percentage points (but not higher than the maximum lawful rate). The Company shall use reasonable efforts to provide written notice to a Member, no later than ten (10) days prior to the scheduled payment date, if the Company intends to make any payment to a Taxing Authority in respect of such Member hereunder that is not withheld from actual distributions to such Member. The amount of a Member’s reimbursement obligation under this Section 13.4, to the extent not paid, shall be deducted from the distributions to such Member; and any amounts so deducted shall constitute a repayment of such Member’s obligation hereunder. Each Member’s reimbursement obligation under this Section 13.4 shall continue after such Member Transfers its Units or after a withdrawal by or redemption of such Member. Each Member agrees to furnish the Company with any representations and forms as shall reasonably be requested by the Company to assist the Company in determining the extent of, and in fulfilling, any withholding, reporting or compliance obligations the Company may have. Each Member agrees to indemnify and hold harmless the Company, each officer, the Board and each manager, the other Members, and any other Person who is or is deemed to be the responsible withholding agent for federal, state, local or foreign income tax purposes, from and against any liability with respect to taxes, interest and penalties which may be asserted by reason of the failure to deduct and withhold tax on amounts distributable or allocable to such Member. Any amount payable as indemnity hereunder by a Member will be paid promptly to the Company, and the Company will be entitled to retain any distributions due to such Member for all such amounts that have not been paid. confidential confidential

-50- NY 72934447v9 Article 14 WITHDRAWALS; ACTION FOR PARTITION 14.1 Waiver of Partition. No Member shall, either directly or indirectly, take any action to require partition, file a bill for Company accounting or appraisement of the Company or of any of its assets or properties or cause the sale of any Company property; and, notwithstanding any provisions of applicable law to the contrary, each Member (and each of such Member’s legal representatives, successors, or assigns) hereby irrevocably waives any and all rights it may have to maintain any action for partition or to compel any sale with respect to such Member’s Units, or with respect to any assets or properties of the Company, except as expressly provided in this Agreement. 14.2 Covenant Not to Withdraw or Dissolve. Notwithstanding any provision of the Act, but except as otherwise provided in this Agreement, each Member hereby covenants and agrees that such Member has entered into this Agreement based on its mutual expectation that all Members will continue as Members and carry out the duties and obligations undertaken by them hereunder and that, except as otherwise expressly required or permitted hereby, each Member hereby covenants and agrees not to (a) withdraw or attempt to withdraw from the Company, (b) exercise any power under the Act to dissolve the Company, (c) petition for judicial dissolution of the Company, or (d) demand a return of such Member’s contributions or profits (or a bond or other security for the return of such contributions or profits). Article 15 DISSOLUTION AND LIQUIDATION 15.1 Events Causing Dissolution. The Company shall be dissolved only upon the occurrence of any of the following events: (a) Notwithstanding anything in Section 18-801(a)(3) of the Act to the contrary, the affirmative vote or written consent of the Members holding more than fifty percent (50%) of the Units voting or consenting as a single class; (b) The entry of a final decree of judicial dissolution of the Company under Section 18-802 of the Act; or (c) At any time there are no Members of the Company, unless the Company is continued in accordance with the Act. Except as otherwise set forth in this Section 15.1, the Company is intended to have perpetual existence. To the fullest extent permitted by law, any death, retirement, resignation, expulsion, bankruptcy or dissolution of a Member (or the occurrence of any other event that terminates the continued membership of a Member in the Company) shall not, in and of itself, cause a dissolution of the Company and the Company shall continue in existence subject to the terms and conditions of this Agreement. 15.2 Liquidation and Winding Up. If the Company is dissolved pursuant to Section 15.1, the Company shall be liquidated and the managers (or other Person or Persons designated by the managers or by a decree of court) shall wind up the affairs of the Company. The confidential confidential

-51- NY 72934447v9 managers or other Persons winding up the affairs of the Company shall promptly proceed to the liquidation of the Company and, in settling the accounts of the Company, the assets and the property of the Company shall be distributed in the following order of priority: (a) First, to the payment of (or establishing reserves to pay) all debts and liabilities of the Company (including any debts or liabilities owed to any Member) in the order of priority as provided by law; and (b) The balance, if any, to the Members in accordance with Section 13.1. Any non-cash asset will first be written up or down to its gross Fair Market Value, thus creating Profit or Loss (if any), which shall be allocated in accordance with the provisions of Article 12. 15.3 No Deficit Restoration Obligation. If any Member has a deficit balance in its Capital Account (after giving effect to all Capital Contributions, distributions and allocations for all fiscal periods including the fiscal period during which the liquidation occurs), such Member shall have no obligation to make any contribution to the capital of the Company with respect to such deficit, and such deficit shall not be considered a debt owed to the Company or to any other Person for any purpose whatsoever. Article 16 AMENDMENTS 16.1 Amendments. (a) This Agreement may be amended, modified or waived from time to time only with written approval of the Majority Members. Notwithstanding the foregoing sentence, no amendment, modification or waiver of the provisions of this Agreement that would materially and adversely affect the rights and/or obligations of any Member in manner that is disproportionate in any material respect to the comparable rights and obligations of the other Members (without regard to any effect resulting from the individual circumstances of any such Member) shall be made without the affirmative vote or written consent of such affected Member; provided, however, that, for the avoidance of doubt, neither the creation of a new class or series of Units or other equity or equity-based securities of the Company (in and of itself (but not the rights, preferences or privileges associated with such Units or other equity or equity-based securities)), nor the issuance of any additional Units or other equity or equity-based securities of the Company (in and of itself (but not the rights, preferences or privileges associated with such Units or other equity or equity-based securities)), shall be deemed to adversely affect the rights or obligations of any Member. (b) Notwithstanding the foregoing Section 16.1(a), none of Section 5.4(b), Section 11.4, Section 15.1(a), this Section 16.1(b), or Section 20.1(a) may be amended without the affirmative vote or written consent of the Members holding more than fifty percent (50%) of the issued and outstanding Units voting or consenting as a single class. Article 17 REPRESENTATIONS AND WARRANTIES OF THE MEMBERS 17.1 Representations and Warranties of the Members. Each Member (including each Member, if any, admitted after the Effective Date) hereby represents, warrants and acknowledges confidential confidential

-52- NY 72934447v9 to the Company and to each other Member on the Effective Date (or the date on which such Member executes and delivers a Joinder Agreement) as follows: (a) Such Member (if such Member is an Entity) is duly organized or formed, validly existing and in good standing under the laws of the jurisdiction of its organization or formation and has all requisite power and authority to conduct its business as it is now being conducted and as proposed to be conducted. (b) Such Member has the full power, authority and legal right to execute, deliver and perform this Agreement, and, if such Member is an Entity, the execution, delivery and performance by such Member of this Agreement have been duly authorized by all necessary action of such Member. This Agreement constitutes such Member’s legal, valid and binding obligation, enforceable against it in accordance with its terms (except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws relating to or affecting creditors’ rights generally and the effect and application of general principles of equity and the availability of equitable remedies). (c) Such Member is not subject to, or obligated under, any provision of (i) its organizational documents (if such Member is an Entity), (ii) any agreement, contract, arrangement or understanding, (iii) any license, franchise or permit, or (iv) any law, regulation, order, judgment or decree, that would be breached or violated, or in respect of which a right of termination or acceleration or any Lien on any of such Member’s assets would be created, by such Member’s execution, delivery and/or performance of this Agreement or the consummation of the transactions contemplated hereby. (d) No authorization, consent or approval of, waiver or exemption by, or filing or registration with, any public body, court or other governmental authority or any other third party is necessary on such Member’s part for the consummation of the transactions contemplated by this Agreement that has not previously been obtained by such Member. (e) No Person has or will have, as a result of any act or omission by such Member, any right, interest or valid claim against the Company or any other Member for any commission, fee or other compensation as a finder or broker, or in any similar capacity, in connection with any of the transactions contemplated by this Agreement. (f) Neither such Member nor any of its Affiliates is, nor will the Company as a result of such Member holding an Interest be, an “investment company” as defined in, or subject to regulation under, the Investment Company Act. (g) Such Member understands that, except as expressly set forth in this Agreement, neither the Company nor any other Member shall have any duty or responsibility to provide such Member with any documents, materials or other information concerning the business, operations, assets, properties, financial and other conditions, or prospects of the Company or any of its Subsidiaries which may come into the possession of the Company, any other Member or any of their respective officers, directors, employees, agents, other representatives or Affiliates. confidential confidential

-53- NY 72934447v9 (h) Such Member understands that, except as expressly set forth in this Section 17.1, neither the Company, any other Member nor any of their respective officers, directors, employees, agents, other representatives or Affiliates has made any representations or warranties to such Member regarding the business, assets, operations, properties, financial and other conditions, or prospects of the Company or any of its Subsidiaries, or otherwise, and no act by the Company or any other Member hereinafter taken, including any review of the affairs of the Company or any of its Subsidiaries shall be deemed to constitute any such representation or warranty by the Company or any other Member. (i) The Units acquired by such Member have been, or are being, acquired by such Member for its own account and not with a view to the sale or distribution of any part thereof (or any fractional or beneficial interest therein), and such Member has no present intention of selling, granting any participation in, or otherwise distributing any of the Units (or any fractional or beneficial interest therein). Such Member does not have any contract, agreement or understanding with any Person to sell, Transfer or grant participation to such Person with respect to any of the Units (or any fractional or beneficial interest therein). (j) Such Member understands that (i) such Member must bear the economic risk of such Member’s investment in the Company indefinitely unless such Member’s Units are registered pursuant to the Securities Act or an exemption from such registration is available, and unless the disposition of such Units are registered or qualified under applicable state securities laws or an exemption from such registration or qualification is available, and that the Company has no obligation or intention of so registering or qualifying such Units, (ii) there is no assurance that any exemption from the Securities Act will be available, or, if available, that such exemption will allow such Member to dispose of or otherwise Transfer any or all of such Member’s Units, in the amounts or at the times such Member might desire and (iii) the Company is not presently under any obligation to register the Units under Section 12 of the Exchange Act or to make publicly available the information specified in Rule 144 under the Securities Act and that it may never be required to do so. (k) Such Member: (i) in the case of a Member that holds Class A Units, is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act, (ii) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Units, (iii) has received all of the information about the Company and its Subsidiaries that it has requested and considers necessary or appropriate for deciding whether to acquire the Units, (iv) is acquiring Units based upon such Member’s own investigation, and the exercise by such Member of such Member’s rights and the performance of such Member’s obligations under this Agreement will be based upon such Member’s own investigation, analysis and expertise, (v) has the ability to bear the economic risks inherent in its investment of the Units, (vi) is able, without materially impairing its financial condition, to hold the Units for an indefinite period of time and to suffer a complete loss of its investment, and (vii) understands and has fully considered for purposes of its investment in the Units the risks of this investment and understands that: (A) the Units represent an extremely confidential confidential

-54- NY 72934447v9 speculative investment that involves a high degree of risk of loss, (B) it may not be possible for such Member to liquidate its investment in any of the Units because of substantial restrictions on the transferability of the Units, (C) no public market exists for the Units, and no representation has been made to such Member that any such public market will exist in the future, and (D) there have been no representations as to the possible future value, if any, of any of the Units. Article 18 MISCELLANEOUS 18.1 Entire Agreement. Subject to Section 18.14, this Agreement (including the exhibits, schedules and other documents referred to in this Agreement) amends and restates the Initial LLC Agreement in its entirety and contains the entire understanding among the Members and the Company with respect to the subject matter of this Agreement and supersedes any prior understandings, agreements or representations, written or oral, relating to the subject matter of this Agreement. 18.2 Counterparts. For the convenience of the parties hereto, this Agreement may be executed and delivered in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement. Delivery of an executed counterpart of this Agreement by facsimile or portable document format (PDF) will be effective as delivery of a manually executed counterpart of this Agreement. 18.3 Termination. Except for the legend requirements set forth in Section 9.3 (to the extent still applicable), the provisions set forth in Article 8, and, to the extent still applicable, Article 19, all the rights and obligations of the Company and the Members set forth in this Agreement shall terminate automatically upon consummation of a Qualified Public Offering. 18.4 Severability. In the event that any provision hereof would be invalid or unenforceable in any respect under applicable law, such provision shall be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law. The provisions hereof are severable, and in the event any provision hereof should be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof. 18.5 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives, heirs, administrators, executors, successors and permitted assigns. 18.6 Notices. All notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be deemed to have been effectively given, sent, provided, delivered or received (a) when personally delivered to the party to be notified, (b) when sent by confirmed facsimile or by electronic mail (“e-mail”) to the party to be notified, (c) three (3) Business Days after deposit in the United States mail, postage prepaid, by certified or registered mail with return receipt requested, addressed to the party to be notified or (d) one (1) Business Day after deposit with a national overnight delivery service, postage prepaid, addressed to the party to be notified with next-Business Day delivery guaranteed, in each case as confidential confidential

-55- NY 72934447v9 follows: (i) in the case of any Member, to such Member at its address, facsimile number or email address set forth on Schedule A and (ii) in the case of the Company, to the Secretary (or to another officer of the Company that is required to be provided with such notice, request, waiver or other communication pursuant to the terms of this Agreement) at the Principal Office. A party may change its address, facsimile number or e-mail address for purposes of notice hereunder by (x) in the case of the Company, giving notice of such change to all of the Members in the manner provided in this Section 18.6 and (y) in the case of any Member, giving notice of such change to the Company in the manner provided in this Section 18.6. 18.7 Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement. 18.8 GOVERNING LAW. THIS AGREEMENT AND ANY CONFLICTS ARISING HEREUNDER OR RELATED HERETO SHALL BE GOVERNED BY, AND CONSTRUED UNDER, THE LAWS OF THE STATE OF DELAWARE, ALL RIGHTS AND REMEDIES BEING GOVERNED BY SAID LAWS, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES, TO THE FULLEST EXTENT PERMITTED BY LAW, OF CONFLICTS OF LAWS. THE COMPANY AND EACH MEMBER HEREBY SUBMITS TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN THE CITY OF NEW YORK. THE COMPANY AND EACH MEMBER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION IT MAY HAVE OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE COMPANY AND EACH MEMBER HEREBY CONSENTS TO PROCESS BEING SERVED IN ANY SUCH PROCEEDING BY THE MAILING OF A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE ADDRESS SPECIFIED IN SECTION 18.6, OR IN ANY OTHER MANNER PERMITTED BY LAW. THE COMPANY AND EACH MEMBER HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUCH ACTION OR PROCEEDING. 18.9 No Third Party Beneficiaries. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and its legal representatives, heirs, administrators, executors, successors and permitted assigns, and it is not the intention of the parties hereto to confer third-party beneficiary rights upon any other Person other than the Covered Persons (solely with respect to Sections 8.1 and 8.2), the Identified Persons (solely with respect to Section 8.5) and Wayzata, with respect to the rights described in Section 8.6. 18.10 Deemed Execution; Effective Date. On the Effective Date, the counterparts of this Agreement executed and delivered by each of the Members shall be deemed released and this Agreement shall become effective without any further action on the part of, or notice to, any Person. This Agreement shall apply to, and be binding upon, all holders of Units and Interests, confidential confidential

-56- NY 72934447v9 whether or not such holder has executed a counterpart of this Agreement or a Joinder Agreement, and shall also apply to all Units and Interests no matter when acquired. 18.11 Additional Actions and Documents. The parties agree to execute and deliver any further instruments or perform any additional acts that are or may become reasonably necessary to carry on the Company or to effectuate its purposes. 18.12 Injunctive Relief. It is hereby agreed and acknowledged that it will be impossible to measure in money the damages that would be suffered if the parties to this Agreement fail to comply with any of the obligations imposed on them by this Agreement and that in the event of any such failure, a non-breaching party hereto will be irreparably damaged and will not have an adequate remedy at law. Any such non-breaching party shall, therefore, be entitled to seek injunctive relief, including specific performance, to enforce such obligations, and, to the fullest extent permitted by law, if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law and any requirement to post bond or other security in connection with actions instituted for injunctive relief, specific performance or other equitable remedies. The parties hereby waive, and shall cause their respective representatives to waive, any requirement for the securing or posting of any bond in connection with any action brought for injunctive relief hereunder. 18.13 Assignment. No rights, interests or obligations of any Member herein may be assigned without the prior approval of the Board and the Majority Members, except assignments to Transferees of Units in connection with Transfers of Units that strictly comply with Article 9; provided, however, that no assignment of this Agreement or any rights or obligations hereunder shall be made without the assignee, as a condition to such assignment, assuming in writing its assignor’s obligations under this Agreement, to the extent applicable to such assignment. 18.14 Ratification of Prior Resolutions and Consents. All resolutions, approvals, authorizations and consents adopted by member(s) of the Company party to the Initial LLC Agreement prior to the Effective Date are hereby ratified, approved, confirmed and reaffirmed in all respects, and shall survive the execution, delivery and effectiveness of this Agreement. Article 19 CONFIDENTIALITY 19.1 Confidentiality. Each Member hereby agrees that, during the period commencing on the Effective Date and ending on the earlier of (a) the second (2nd) anniversary of the date on which such Member no longer beneficially owns, holds or controls any Units and (b) the earlier of (i) the consummation of a Qualified Public Offering and (ii) the registration of a class of equity securities of the Company under the Exchange Act (such period, the “Confidentiality Period”), such Member will keep strictly confidential and will not disclose or divulge to any other Person (other than as permitted by Section 19.2) any (x) confidential, business, financial or proprietary information regarding the Company or any of its Subsidiaries, or any confidential, business, financial or proprietary information regarding the business or affairs of any other Member in respect of the Company or any of its Subsidiaries (in any such case, irrespective of the form of communication), that is obtained by, or on behalf of, such Member from the confidential confidential

-57- NY 72934447v9 Company or any of its Subsidiaries, from the Company’s or any such Subsidiary’s legal and financial advisors or any other agents or advisors engaged by the Company or any of its Subsidiaries, from any other Member, or through the ownership of Interests and (y) notes, analyses, compilations, studies, interpretations or other documents prepared by such Member or any of its Representatives which contain, reflect or are based upon the information referred to in clause (x) above (collectively, “Confidential Information”). Confidential Information shall not include information which (A) is known or becomes known to the public in general (other than as a result of a breach of this Section 19.1 by a Member or any of its Representatives) or (B) is or becomes available to a Member on a non-confidential basis from a source other than the Company, any other Member or any of their respective Affiliates or its Representatives (provided that such Member is not aware that such source is under an obligation to keep such Confidential Information confidential) prior to such information being provided to such Member by (or obtained from) the Company, any other Member or any of their respective Affiliates or its Representatives. 19.2 Permitted Disclosure of Confidential Information. (a) Notwithstanding Section 19.1, a Member may disclose Confidential Information as follows: (i) Confidential Information may be provided, on a confidential basis, to such Member’s managers, officers, directors, employees, partners, members, representatives, attorneys, accountants, other professional advisors and financing sources (collectively, “Representatives”), who need to be provided such Confidential Information to assist such Member in evaluating its investment in the Company; provided, however, that such Member shall cause its Representatives to comply, and such Member shall be responsible for ensuring that its Representatives comply, with the restrictions in this Article 19 and shall be responsible for any breach of this provision by any such Representative. (ii) Confidential Information may be provided, on a confidential basis, to an actual or potential Transferee of all or a portion of the Units owned, held or controlled by such Member, to the extent reasonably necessary to consummate a sale or other Transfer of such Units permitted under this Agreement; provided, however, that (x) in the case that such actual or potential Transferee is a Competitor, such disclosure shall be permitted only if such Competitor has been expressly authorized by the Board to receive Confidential Information, and (y) prior to such Member’s delivery of Confidential Information to an actual or potential Transferee of Units pursuant to this paragraph, such actual or potential Transferee shall have executed and delivered to such Member and the Company a Transferee confidentiality agreement substantially in the form attached hereto as Exhibit D. (iii) In the event that such Member (x) determines, in good faith upon the written advice of counsel, that disclosure of Confidential Information is required under applicable law or regulation, or (y) is requested or required by oral questions, interrogatories, request for information or documents in legal confidential confidential

-58- NY 72934447v9 proceedings, subpoena, civil investigative demand or similar process, or by regulatory authorities having jurisdiction over such Member to disclose any of the Confidential Information, such Member will (A) use commercially reasonable efforts to preserve the confidentiality of the Confidential Information sought to be disclosed; and (B) to the extent legally permitted, promptly provide the Company with written notice so that the Company may seek an appropriate protective order or other remedy and/or waive compliance with this Agreement and, if requested by the Board, assist the Company to seek such a protective order or other remedy. Provided that such notice (to the extent legally permitted) is furnished, if, in the absence of a protective order, other remedy or receipt of a waiver by the Company, such Member is, in the written opinion of its counsel, legally compelled to disclose Confidential Information or else be held liable for contempt or suffer other censure or penalty, such Member may disclose pursuant to this Section 19.2(a)(iii) only that portion of such Confidential Information, and only to those parties, that such counsel has advised in writing must be disclosed, without liability under this Agreement. (b) Termination. All the rights and obligations of a Member set forth in this Article 19 shall terminate automatically upon the expiration of the Confidentiality Period applicable to such Member; provided, however, that no such termination shall relieve any Member from any liability relating to any breach of this Article 19. 19.3 United States Tax Confidentiality Waiver. Notwithstanding anything contained in this Agreement or any Transferee confidentiality agreement, the Company, each manager or officer of the Company, the Board and each committee thereof, and their respective advisors, authorize each Member and each of its employees, representatives or other agents, from and after the commencement of any discussions with any such party, to disclose to any and all Persons, without limitation of any kind, the United States income and franchise tax treatment and United States income and franchise tax structure of the Company and any transaction entered into by the Company and all materials of any kind (including tax opinions or other tax analyses) relating to such tax treatment or tax structure that are provided to such Member, insofar as such treatment and/or structure relates to a United States income or franchise tax strategy provided to such Member by the Company, by any officer or manager of the Company, by the Board or any committee thereof, or by any of their respective advisors, except for any information identifying any officer or manager of the Company, or any other Member, or (except to the extent relevant to such tax structure or tax treatment) any non-public commercial or financial information. Article 20 CORPORATE CONVERSION 20.1 Conversion to Corporate Entity. (a) All Members hereby agree that, upon the affirmative vote or consent of Members holding more than fifty percent (50%) of the then issued and outstanding Units, voting or consenting as a single class, the Board may cause the Company to be converted into or reorganized as a corporation (the “Reorganized Corporation”) by way of statutory conversion, merger, consolidation or otherwise (including by the transfer of all of the assets of the Company, subject to the Company’s liabilities (or the transfer of any portion of such assets and liabilities) to one or more corporations in exchange for shares of such corporation(s) confidential confidential

-59- NY 72934447v9 and the subsequent distribution of such shares) (the “Corporate Conversion”). Pursuant to the Corporate Conversion, the then-issued and outstanding Class A Units shall be automatically converted into an equal number of shares of Class A common stock of the Reorganized Corporation (“Class A Common Stock”), the then-issued and outstanding Class B Units shall be automatically converted into an equal number of shares of Class B common stock of the Reorganized Corporation (“Class B Common Stock” and, together with Class A Common Stock, “Common Stock”), and all then-issued and outstanding options, warrants or other securities that are convertible into, or exchangeable or exercisable for, Class A Units or Class B Units shall be converted into options, warrants or other securities of the Reorganized Corporation that are convertible into, or exchangeable or exercisable for, an equal number of shares of Class A Common Stock and Class B Common Stock, respectively. The shares of Common Stock so issued shall have the same percentage ownership, rights, preferences and obligations as were applicable to the Units exchanged for such shares, except for differences that are approved by the affirmative vote or consent of Members holding more than fifty percent (50%) of the then issued and outstanding Units, voting or consenting as a single class. In addition, the Members agree to raise no objection against any Corporate Conversion, take all such necessary and desirable actions reasonably requested by the Company in connection with such Corporate Conversion (including expressly waiving any dissenters’, appraisal or similar rights), and cooperate in good faith and execute all documents reasonably necessary to best effectuate the Corporate Conversion while continuing in full force and effect, to the extent consistent with such Corporate Conversion, the terms, provisions and conditions of this Agreement, including all rights, protections and benefits afforded to parties to this Agreement. The Company will bear all of its own expenses and any and all reasonable and documented out-of-pocket expenses of the Members (including any and all transfer, stamp or similar taxes, any filing fees and expenses for any required governmental filings of the Company and/or any Member, and the reasonable and documented legal and accounting fees and expenses of the Members) in connection with the Corporate Conversion. The Company will not effect a Corporate Conversion until all required waiting periods under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), applicable to any Member shall have expired or been terminated. In the event of a Corporate Conversion, the Company will promptly comply with any filing obligations under the HSR Act and will reasonably cooperate with any Member in respect of such Member’s filing obligations under the HSR Act. It is the intent of the Members that the Corporate Conversion, however accomplished, is part of the Member’s investment decision with respect to the Units or other Interests. (b) If, after a Corporate Conversion, the Reorganized Corporation subsequently consummates a Qualified Public Offering, then (i) all the then-issued and outstanding shares of Class B Common Stock will automatically convert into an equal number of shares of Class A Common Stock and (ii) all outstanding options, warrants or other securities that are convertible into, or exchangeable or exercisable for, Class B Common Stock will become convertible into, or exchangeable or exercisable for, an equal number of shares of Class A Common Stock. [Signature pages follow] confidential confidential confidential confidential IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the Effective Date. WAYZATA OPPORTUNITIES FUND II, L.P. By: WOF II GP, L.P., its General Partner By: WOF II GP, LLC, its General Partner By: Name: Joseph M. Deignan Title: Authorized Signatory Signature Page to Amended and Restated LLC Agreement Of Neff Holdings LLC

confidential confidential NEFF HOLDINGS LLC By: Name: Joseph M. Deignam Title: Authorized Signatory Signature Page to Amended and Restated LLC Agreement Of Neff Holdings LLC

Schedule A NY 72934447v9 Schedule A CLASS A MEMBERS Name, Mailing Address, Facsimile Number and E-Mail Address of Member Capital Contributions Class A Units Wayzata Opportunities Fund II, L.P. c/o Wayzata Investments Partners LLC 701 East Lake Street, Suite 300 Wayzata, MN 55391 Fax: 952-345-8901 Attn: Susan D. Peterson Email: speterson@wayzpartners.com $181,600,000 7,610,800 Wayzata Opportunities Fund II, L.P. c/o Wayzata Investments Partners LLC 701 East Lake Street, Suite 300 Wayzata, MN 55391 Fax: 952-345-8901 Attn: Susan D. Peterson Email: speterson@wayzpartners.com $32,541,301.33 1,363,796 Wayzata Opportunities Fund Offshore II, L.P. c/o Maples Corporate Services Limited P.O. Box 309GT Ugland House, South Church Street George Town, Grand Cayman KY1-1104 $5,378,324.31 225,404 Total: $219,519,625.64 9,200,000 confidential confidential

Schedule B NY 72934447v9 Schedule B Initial Officers Chairman James Continenza Chief Executive Officer Graham Hood Chief Financial Officer Mark Irion Secretary Mark Irion Treasurer Mark Irion confidential confidential

Exhibit A NY 72934447v9 Exhibit A Form of Joinder Agreement The undersigned hereby agrees, effective as of the date hereof, to become a party to that certain Amended and Restated Limited Liability Company Agreement (as amended, supplemented, amended and restated or otherwise modified from time to time, together with any schedules, exhibits and annexes thereto, the “Agreement”) of Neff Holdings LLC (the “Company”), dated as of October 1, 2010, by and among the Company and the Members (as defined in the Agreement), and for all purposes of the Agreement the undersigned shall, effective as of the date hereof, be bound by the terms and provisions of the Agreement applicable to Members and be included within the term “Member” (as defined in the Agreement). The mailing address, facsimile number and electronic mail address to which notices may be sent to the undersigned is as follows: [ADDRESS] Facsimile No.: E-Mail Address: [ ] Date:  By: Title: confidential confidential

Exhibit B NY 72934447v9 Exhibit B Forms of Representation Letters [TRANSFEREE’S LETTER] [Date] Neff Holdings LLC [Address] Attention: Secretary Re: Proposed Transfer of Securities (as defined below) Ladies and Gentlemen: This representation letter (this “Letter”) is being delivered by [NAME OF TRANSFEREE] (“Transferee”), in accordance with Section 9.1(c) of the Amended and Restated Limited Liability Company Agreement (as amended, supplemented, amended and restated or otherwise modified from time to time, together with any schedules, exhibits and annexes thereto, the “Operating Agreement”; each capitalized term used but not defined herein has the meaning given to such term in the Operating Agreement) of Neff Holdings LLC (the “Company”), in connection with a possible transaction involving the sale or transfer by [NAME OF TRANSFEROR] (“Transferor”) of certain Units (the “Securities”) to Transferee (such sale or transfer herein defined as, the “Transaction”). In connection with, and as a condition to, the Transaction, Transferee hereby makes the following representations and warranties to Transferor and the Company: 1. Transferee has full legal right, power and authority, and all approvals required by law, to deliver this Letter. 2. Transferee (a) has performed its own due diligence with respect to its investment in the Securities, (b) has had full access to any and all information desired by Transferee relating to the Company and its business, affairs, results of operations and financial condition, and (c) has made such investigation of the Company as Transferee has deemed necessary or appropriate in connection with the Transaction. 3. Transferee is not relying on Transferor, the Company or any person or entity (other than Transferee’s own advisors) with respect to the legal, tax and other economic considerations of Transferee relating to the Transaction. 4. Transferee is acquiring the Securities for its own account and is not acquiring the Securities with a view to, or for resale in connection with, any distribution of the Securities, except pursuant to sales registered or exempted under the Securities Act of 1933, as amended (the “Securities Act”). confidential confidential

Exhibit B NY 72934447v9 5. Transferee is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act, and has not been formed for the purpose of acquiring the Securities. 6. Transferee understands that the Securities to be acquired by it have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act. 7. Transferee has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Securities. Transferee acknowledges that an investment in the Company involves substantial risks. Transferee is able to bear the economic risk of its investment in the Company for an indefinite period of time. 8. The Transaction has been privately negotiated between Transferor and Transferee. Transferee has not received, and is not aware of, any public media advertisements and has not been solicited by any form of mass mailing or similar solicitation with respect to its purchase of the Securities. 9. Transferee acknowledges that the Company is relying upon the foregoing representations and warranties in determining the Transaction’s compliance with laws and regulations applicable to any transfer of the Securities and the terms of the Operating Agreement. Very truly yours, TRANSFEREE [ ] By: Name: Title: confidential confidential

Exhibit B NY 72934447v9 [TRANSFEROR’S LETTER] [Date] Neff Holdings LLC [Address] Attention: Secretary Re: Proposed Transfer of Securities (as defined below) Ladies and Gentlemen: This representation letter (this “Letter”) is being delivered by [NAME OF TRANSFEROR] (“Transferor”), in accordance with Section 9.1(c) of the Amended and Restated Limited Liability Company Agreement (as amended, supplemented, amended and restated or otherwise modified from time to time, together with any schedules, exhibits and annexes thereto, the “Operating Agreement”; each capitalized term used but not defined herein has the meaning given to such term in the Operating Agreement) of Neff Holdings LLC (the “Company”), in connection with a possible transaction involving the sale or transfer by Transferor of certain Units (the “Securities”) to [NAME OF TRANSFEREE] (“Transferee”) (such sale or transfer herein defined as, the “Transaction”). In connection with, and as a condition to, the Transaction, Transferor hereby makes the following representations and warranties to Transferee and the Company: 1. Transferor is the beneficial [and record] owner of the Securities, free and clear of any Lien or other claim of any third party. 2. Transferor acquired the Securities in a transaction that was exempt from the registration requirements of the Securities Act of 1933, as amended. 3. Transferor has full legal right, power and authority, and all approvals required by law, to deliver this Letter, and to sell, assign, transfer and deliver the Securities. 4. The Transaction has been privately negotiated between Transferor and Transferee. Transferor has not engaged in, and is not aware of, any public media advertisements or any mass mailing or similar solicitation with respect to its sale or transfer of the Securities. 5. Transferor acknowledges that the Company is relying upon the foregoing representations and warranties in determining the Transaction’s compliance with laws and regulations applicable to any transfer of the Securities and the terms of the Operating Agreement. confidential confidential

Exhibit B NY 72934447v9 Very truly yours, TRANSFEROR [ ] By: Name: Title: confidential confidential

Exhibit C NY 72934447v9 Exhibit C FORM OF TRANSFEREE CONFIDENTIALITY AGREEMENT [NAME OF POTENTIAL TRANSFEREE] [ADDRESS] Attention: Re: Confidentiality Agreement Ladies and Gentlemen: In connection with a possible transaction (the “Transaction”) involving the sale or transfer of limited liability company interests of Neff Holdings LLC (the “Company”) owned, held or controlled by [INSERT NAME OF TRANSFEROR] (the “Transferor”) to [INSERT NAME OF POTENTIAL TRANSFEREE] (the “Potential Transferee”), the Transferor is prepared to make available to the Potential Transferee certain Confidential Information (as defined below). As a condition to such Confidential Information being furnished to the Potential Transferee, the Potential Transferee hereby agrees that it will comply with the following terms of this letter agreement (this “Confidentiality Agreement”): 1. Confidential Information. “Confidential Information” means (a) any (x) confidential, business, financial or proprietary information regarding the Company or any of its subsidiaries, or any confidential, business, financial or proprietary information regarding the business or affairs of any member of the Company in respect of the Company or any of its subsidiaries (in any such case, irrespective of the form of communication), that has been obtained by the Transferor from the Company or any of its subsidiaries, from the Company’s or any such subsidiary’s legal and financial advisors or any other agents or advisors engaged by the Company or any of its subsidiaries, or from any member of the Company and (y) notes, analyses, compilations, studies, interpretations or other documents prepared by the Transferor or the Potential Transferee, or any of their respective officers, directors, employees, partners, members, representatives, attorneys, accountants, other professional advisors and financing sources (collectively, “Representatives”), which contain, reflect or are based upon the information referred to in clause (x) above. Confidential Information shall not include information which (A) is known or becomes known to the public in general (other than as a result of a breach of its confidentiality obligations hereunder or otherwise by the Transferor, the Potential Transferee or any of their respective Representatives) or (B) is or becomes available to the Potential Transferee on a non-confidential basis from a source other than the Transferor or any of its Representatives (provided that the Potential Transferee is not aware that such source is under an obligation to keep such Confidential Information confidential) prior to such information being provided to such Potential Transferee by (or obtained from) the Transferor or its Representatives. (b) The Potential Transferee recognizes and acknowledges the competitive value and confidential nature of the Confidential Information and the damage that could result to the Company, the Transferor and any other member of the Company if any Confidential Information confidential confidential

Exhibit C NY 72934447v9 is disclosed to a third party, and hereby agrees that it will keep strictly confidential and will not disclose, divulge or use for any purpose, other than to evaluate the Transaction, the Confidential Information delivered, disclosed or furnished (irrespective of the form of communication) by, or on behalf of, the Transferor to the Potential Transferee or any of its Representatives; provided, however, that any of the Confidential Information may be disclosed, on a confidential basis, to any of the Potential Transferee’s Representatives that need to know such information for the purpose of evaluating the Transaction. The Potential Transferee shall cause its Representatives to comply, and the Potential Transferee shall be responsible for ensuring that its Representatives comply, with the restrictions set forth in this Confidentiality Agreement and shall be responsible for any breach of this provision by any such Representative. 2. Disclosure of Confidential Information. In the event that the Potential Transferee (a) determines, in good faith upon the written advice of counsel, that disclosure of Confidential Information is required under applicable law or regulation, or (b) is requested or required (by oral questions, interrogatories, request for information or documents in legal proceedings, subpoena, civil investigative demand or similar process, or by regulatory authorities having jurisdiction over the Potential Transferee) to disclose any of the Confidential Information or to take any other action prohibited hereby, the Potential Transferee, to the extent legally permitted, will promptly provide the Transferor and the Company with written notice so that they may seek an appropriate protective order or other remedy and/or waive compliance with the provisions of this Confidentiality Agreement. Provided that such foregoing notice (if legally permitted) is furnished, if, in the absence of a protective order, other remedy or receipt of a waiver, the Potential Transferee is, in the written opinion of its counsel, compelled to disclose Confidential Information or else be held liable for contempt or suffer other censure or penalty, the Potential Transferee may disclose pursuant to this paragraph only that portion of such Confidential Information, and only to those parties, that such counsel has advised in writing must be disclosed, without liability under this Confidentiality Agreement. 3. Return and Destruction of Confidential Information. In the event that the Potential Transferee decides not to proceed with the Transaction, the Potential Transferee will promptly inform the Transferor of that decision. In that case, or at any time upon the request of the Transferor for any reason, the Potential Transferee will, as directed by the Transferor, promptly deliver to the Transferor or the Company all Confidential Information (and any copies thereof) furnished to the Potential Transferee or any of its Representatives, by or on behalf of the Transferor. In the event of such a decision or request, all other Confidential Information prepared by the Potential Transferee or on the Potential Transferee’s behalf, shall be returned or destroyed. Upon the Transferor’s request, the Potential Transferee shall provide the Transferor with prompt written confirmation of the Potential Transferee’s compliance with this paragraph. Notwithstanding the return or destruction of the Confidential Information, the Potential Transferee and its Representatives shall continue to be bound by the obligations of confidentiality and other obligations and agreements hereunder. 4. No Representations or Warranties. The Potential Transferee understands, acknowledges and agrees that neither the Company or any of its subsidiaries, nor the Transferor or any other member of the Company makes any representation or warranty, express or implied, as to the accuracy or completeness of the Confidential Information furnished hereunder, and neither the Company or any of its subsidiaries, nor the Transferor or any other member of the confidential confidential

Exhibit C NY 72934447v9 Company shall have any liability to the Potential Transferee or to any of its Representatives relating to or resulting from the use of the Confidential Information or any errors therein or omissions therefrom. Only those representations or warranties which are made in a final definitive agreement regarding any transactions contemplated hereby, when, as and if executed and delivered, and subject to such limitations and restrictions as may be specified therein, will have any legal effect. 5. Injunctive Relief. It is hereby agreed and acknowledged that it will be impossible to measure in money the damages that would be suffered by the Company and the Transferor if the Potential Transferee fails to comply with any of the obligations imposed on it by this Confidentiality Agreement and that in the event of any such failure, the Transferor and the Company will be irreparably damaged and will not have an adequate remedy at law. The Transferor and the Company, therefore, shall be entitled to seek injunctive relief, including specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Confidentiality Agreement, the Potential Transferee shall not raise the defense that there is an adequate remedy at law. The Potential Transferee hereby waives, and shall cause its Representatives to waive, any requirement for the securing or posting of any bond in connection with any action brought for injunctive relief hereunder. 6. Governing Law. THIS CONFIDENTIALITY AGREEMENT AND ANY CONFLICTS ARISING HEREUNDER OR RELATED HERETO SHALL BE GOVERNED BY, AND CONSTRUED UNDER, THE LAWS OF THE STATE OF DELAWARE, ALL RIGHTS AND REMEDIES BEING GOVERNED BY SAID LAWS, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS. EACH OF THE TRANSFEROR AND THE POTENTIAL TRANSFEREE HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN THE CITY OF NEW YORK, AND ANY JUDICIAL PROCEEDING BROUGHT AGAINST THE TRANSFEROR OR THE POTENTIAL TRANSFEREE WITH RESPECT TO ANY DISPUTE ARISING OUT OF THIS CONFIDENTIALITY AGREEMENT OR ANY MATTER RELATED HERETO SHALL BE BROUGHT ONLY IN SUCH COURTS. EACH OF THE TRANSFEROR AND THE POTENTIAL TRANSFEREE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION IT MAY HAVE OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE TRANSFEROR AND THE POTENTIAL TRANSFEREE HEREBY CONSENTS TO PROCESS BEING SERVED IN ANY SUCH PROCEEDING BY THE MAILING OF A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ITS ADDRESS SPECIFIED BELOW, OR IN ANY OTHER MANNER PERMITTED BY LAW. EACH OF THE TRANSFEROR AND THE POTENTIAL TRANSFEREE HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUCH ACTION OR PROCEEDING. confidential confidential

Exhibit C NY 72934447v9 7. Term. This Confidentiality Agreement will terminate on the earlier of (a) two (2) years from the date hereof and (b) the Potential Transferee executing a Joinder Agreement to the Amended and Restated Limited Liability Company Agreement of Neff Holdings LLC, dated as of October 1, 2010, among Neff Holdings LLC and its members, as amended, supplemented, amended and restated or otherwise modified from time to time, agreeing to be bound by the terms of Article 19 thereof; provided, however, that no such termination of this Confidentiality Agreement shall relieve the Potential Transferee from any liability relating to any breach of this Confidentiality Agreement. 8. Notices. All notices, requests, waivers and other communications made pursuant to this Confidentiality Agreement shall be in writing and shall be deemed to have been effectively given (a) when personally delivered to the party to be notified; (b) when sent by confirmed facsimile to the party to be notified; (c) three (3) business days after deposit in the United States mail, postage prepaid, by certified or registered mail with return receipt requested, addressed to the party to be notified; or (d) one (1) business day after deposit with a national overnight delivery service, postage prepaid, addressed to the party to be notified with nextbusiness day delivery guaranteed, in each case as follows: to the Transferor, at: [ ] to the Potential Transferee, at: [ ] A party may change its address or facsimile number for purposes of notice hereunder by giving notice of such change to the other party in the manner provided in this Section 8. 9. Miscellaneous. This Confidentiality Agreement contains the entire agreement between the Transferor and the Potential Transferee regarding its subject matter and supersedes all prior agreements, understandings, arrangements and discussions between the Transferor and the Potential Transferee regarding such subject matter. It is understood and agreed that no failure or delay by the Transferor or the Company in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. No provision in this Confidentiality Agreement can be waived or amended except by written consent of the Transferor, the Potential Transferee and the Company, which consent shall specifically refer to the provision to be waived or amended and shall explicitly make such waiver or amendment. This Confidentiality Agreement may be signed by facsimile and in one or more counterparts, each of which shall be deemed an original but all of which shall be deemed to constitute a single instrument. If any provision of this Confidentiality Agreement is found to violate any statute, regulation, rule, order or decree of any governmental authority, court, agency or exchange, such invalidity shall not be deemed to affect any other provision hereof or the validity of the remainder of this Confidentiality Agreement, and such invalid provision shall be deemed deleted herefrom to the minimum extent necessary to cure such confidential confidential

Exhibit C NY 72934447v9 violation. The provisions of this Confidentiality Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives, heirs, administrators, executors, successors and permitted assigns. The Potential Transferee may not assign this Confidentiality Agreement without the prior written consent of the Transferor. The Potential Transferee agrees and acknowledges that the Company shall be an express third party beneficiary hereof, having all rights to enforce this Confidentiality Agreement. confidential confidential

Exhibit C NY 72934447v9 IN WITNESS WHEREOF, the parties hereto have executed and delivered this Confidentiality Agreement as of this day of , 20 . Very truly yours, TRANSFEROR [ ] By: Name: Title: CONFIRMED AND AGREED as of the date written above: POTENTIAL TRANSFEREE [ ] By: Name: Title: confidential confidential

NY 73005389v3 FIRST AMENDMENT TO AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF NEFF HOLDINGS LLC This FIRST AMENDMENT TO AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Amendment”), dated as of October 20, 2010 (the “Effective Date”), is entered into by the undersigned members (collectively, the “Members”) of Neff Holdings LLC, a Delaware limited liability company (the “Company”). Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings given to such terms in the Operating Agreement (as defined below). W I T N E S S E T H: WHEREAS, the Members previously entered into the Company’s Amended and Restated Limited Liability Company Agreement, dated as of October 1, 2010 (as amended, supplemented or otherwise modified from time to time, together with any schedules, exhibits and annexes thereto, the “Operating Agreement”); WHEREAS, on the Effective Date, the Members hold one hundred percent (100%) of the issued and outstanding Class A Units (as defined in the Operating Agreement) and comprise the “Majority Members” for purposes of the Operating Agreement; and WHEREAS, Section 16.1 of the Operating Agreement provides that the Operating Agreement may be amended or modified only by a written instrument executed by the Majority Members. NOW, THEREFORE, the Members hereby agree that, effective upon the Effective Date, the Operating Agreement is hereby amended as follows: 1. Amendment to Section 6.2(a). Section 6.2(a) of the Operating Agreement is amended and restated in its entirety to read as follows: “Board. The Board shall consist of not less than one (1) nor more than thirteen (13) managers. Within the limits specified in the preceding sentence, the number of managers shall be determined from time to time by resolution of the Board or by resolution of the Majority Members; provided that the Board shall at all times include the individual that then serves as the Chief Executive Officer of the Company, with the remaining number of managers fixed by or in accordance with this Section 6.2(a) to be elected by the Majority Members. No decrease in the number of managers shall shorten the term of any incumbent manager. Managers must be natural persons at least eighteen (18) years of age but need not be Members, residents of the State of Delaware or citizens of the United States.” confidential confidential

2 NY 73005389v3 2. Amendment to Section 6.14. Section 6.14 of the Operating Agreement is amended and restated in its entirety to read as follows: “Vacancies. Any vacancy in the Board resulting from a manager’s (other than the Chief Executive Officer’s) death, incapacity, resignation, retirement, disqualification, removal from office, or other cause, shall be filled within ninety (90) days by approval of the Majority Members. Any vacancy in the Board resulting from the Chief Executive Officer’s death, incapacity, resignation, retirement, disqualification, removal from office, or other cause, shall be filled by the individual that assumes the position of Chief Executive Officer. If the number of managers is increased in accordance with Section 6.2(a), then the additional manager(s) shall be elected in the manner provided in this Section 6.14 for the filling of vacancies in the Board.” 3. Miscellaneous. (a) Except as expressly provided herein, this Amendment shall not, by implication or otherwise, alter, modify, amend or in any way affect any of the obligations, covenants, representations, warranties or rights contained in the Operating Agreement, all of which are ratified, confirmed and reaffirmed in all respects and shall continue in full force and effect. (b) Each reference to the Operating Agreement hereafter made in any document, agreement, instrument, notice or communication shall mean and be a reference to the Operating Agreement as amended and modified hereby. (c) This Amendment, together with the Operating Agreement, constitutes the entire agreement among the Members with respect to the subject matter hereof and supersedes all prior agreements and understandings among the Members with respect to such subject matter. (d) This Amendment may be executed in any number of counterparts, each of which will be an original, and all of which, when taken together, will constitute one agreement. Delivery of an executed counterpart of this Amendment by facsimile or portable document format (PDF) will be effective as delivery of a manually executed counterpart of this Amendment. [Remainder of Page Intentionally Left Blank.] confidential confidential

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